UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMN HEALTHCARE SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2014

Dear Fellow Stockholders:

I would like to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. at our offices located at 5001 Statesman Drive, Irving, Texas 75063 on Wednesday, April 23, 2014, at 8:30 a.m. Central Daylight Time. The accompanying formal notice of the Annual Meeting and proxy statement set forth the details regarding admission to the Annual Meeting and the business to be conducted.

We have enclosed a copy of our Annual Report for the fiscal year ended December 31, 2013. The formal notice of the Annual Meeting, the proxy statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, I encourage you to complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented at the Annual Meeting or to access the proxy materials and vote via the Internet in accordance with the “notice and access” letter you will receive. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

I hope to see you at the meeting. Thank you for your ongoing support of and continued interest in AMN Healthcare.

Very truly yours,

Susan R. Salka

President & Chief Executive Officer

12400 High Bluff Drive, Suite 100

San Diego, CA 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 23, 2014

8:30 a.m. (Central Daylight Time)

The Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. will be held at our offices located at 5001 Statesman Drive, Irving, Texas 75063 on Wednesday, April 23, 2014, at 8:30 a.m. Central Daylight Time or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting. The purposes of the meeting are to:

(1)	elect eight directors nominated by our Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

(2)	approve, by non-binding advisory vote, the compensation of our named executive officers;

(3)	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(4)	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on February 26, 2014 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Representation of at least a majority of the voting power represented by all outstanding shares is required to constitute a quorum at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting.

We will be using the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials via the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 12, 2014, we will mail to stockholders holding shares in “street name” a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2013 Annual Report online and how to vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2013 Annual Report. Stockholders of record will receive a full set of proxy materials by traditional means.

March 12, 2014:

By Order of the Board of Directors,

Denise L. Jackson

Senior Vice President, General Counsel and Secretary

San Diego, California

YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE USING TELEPHONE OR INTERNET VOTING, IF AVAILABLE TO YOU, OR IF YOU RECEIVED THESE PROXY MATERIALS BY MAIL, BY COMPLETING, SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BANK, BROKER, OR OTHER RECORDHOLDER AND YOU WISH TO VOTE THEM AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FROM THAT RECORDHOLDER.

PROXY STATEMENT SUMMARY

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider. You should read the entire proxy statement before voting. Our proxy statement and other proxy materials are first being made available to our stockholders on or about March 12, 2014.

GENERAL INFORMATION

(See pages 2 to 5)

Meeting: Annual Meeting of Stockholders

Date: Wednesday, April 23, 2014

Time: 8:30 a.m. Central Daylight Time

Location: 5001 Statesman Drive, Irving, Texas 75063

Record Date: February 26, 2014

Stock Symbol: AHS

Exchange: NYSE

Common Stock Outstanding: 46,397,808

Transfer Agent: American Stock Transfer and Trust Company, LLC

State of Incorporation: Delaware

Year of Incorporation: 1997

Public Company Since: 2001

Corporate Headquarters: 12400 High Bluff Drive, Suite 100, San Diego, California 92130

Corporate Website: www.amnhealthcare.com

EXECUTIVE COMPENSATION

(See pages 17 to 47)

CEO: Susan R. Salka (CEO since 2005)

CEO 2013 Total Direct Compensation:

Base Salary: $695,250

Annual Performance Bonus: $884,706

Long Term Equity Awards: $1,489,628

All Other Compensation: $29,409

SCT Total Compensation: $3,098,993

Compensation Highlights:

•    Granted performance restricted stock units based on an Adjusted EBITDA margin target for the 2015 fiscal year

•    Granted performance restricted stock units based on total shareholder return over a three-year period ending December 31, 2015

•    Implemented policy prohibiting pledges or liens on Common Stock

•   No options or stock appreciation rights issued

Pay for Performance: Yes

Stock Ownership Guidelines: Yes

Recoupment Policy: Yes

No Pledging Policy: Yes

Utilize Performance Restricted Stock Units: Yes

CORPORATE GOVERNANCE

(See pages 6 to 14)

Eight Director Nominees (Director Since):

Mark G. Foletta (Since 2012) (Independent)

R. Jeffrey Harris (Since 2005) (Independent)

Michael M.E. Johns (Since 2008) (Independent)

Martha H. Marsh (Since 2010) (Independent)

Susan R. Salka (Since 2003) (Management)

Andrew M. Stern (Since 2001) (Independent)

Paul E. Weaver (Since 2006) (Independent)

Douglas D. Wheat (Since 1999) (Independent)

Director Term: One Year

Director Election: Majority of votes cast

The Board recommends a vote “FOR” each of the director nominees.

Board Meetings in 2013: 6

Standing Board Committees (Meetings in 2013):

Audit Committee (9)

Compensation and Stock Plan Committee (6)

Corporate Governance Committee (4)

Executive Committee (3)

Shareholder Rights Plan: No

Corporate Governance Materials:

http://amnhealthcare.investorroom.com/corporategovernance

Board Communication: 12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attn: Corporate Secretary

OTHER ITEMS TO BE VOTED ON

(See pages 47 to 49)

•    Advisory Vote to Approve Executive Compensation

•   Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm

The Board recommends a vote “FOR” each of these two items.

AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement    1

GENERAL INFORMATION

GENERAL INFORMATION

1. When and where is the Annual Meeting?

Our Annual Meeting of Stockholders (the “Annual Meeting”) will be held at our corporate offices located at 5001 Statesman Drive, Irving, Texas 75063 on Wednesday,

April 23, 2014, at 8:30 a.m. Central Daylight Time or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting.

2. What is “Notice and Access” and why did AMN Healthcare elect to use it?

We are making the proxy solicitation materials available to stockholders who hold shares in “street name” electronically via the Internet under the Notice and Access rules and regulations of the Securities and Exchange Commission (the “SEC”). On or about March 12, 2014, we mailed to such stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) in lieu of mailing a full set of proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on or about March 12, 2014. The Notice includes information on how to access and review the proxy materials, and how to vote, via the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe this method of delivery will decrease costs, expedite distribution of proxy materials to you, and reduce our environmental impact. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting. Stockholders who received the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials. Stockholders of record will receive a full set of proxy materials, which will also be sent out on or about March 12, 2014.

3. Why am I receiving these proxy materials?

We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting. This proxy statement includes information that we are required to provide under SEC rules and is designed to assist you in voting your shares.

Proxies in proper form received by us at or before the time of the Annual Meeting will be voted as specified. You may specify your choices by marking the appropriate boxes on your proxy card. If a proxy card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of the Board set forth in this proxy statement, and, in their discretion, upon such other business as may properly come before the Annual Meeting. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting. Shares of our common stock, par value $0.01 per share (“Common Stock”), cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

4. How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to (1) view on the Internet our proxy materials for the Annual Meeting; and (2) instruct us to send proxy materials to you by email. The proxy materials are also available on our website at

www.amnhealthcare.com under the “Investor Relations” tab. Choosing to receive proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.

5. What is included in the proxy materials?

The proxy materials include:

•	Our Notice of Annual Meeting of Stockholders,

•	This proxy statement, and
•	Our 2013 Annual Report.

If you receive a paper copy of these materials by mail, the proxy materials also include a proxy card.

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GENERAL INFORMATION

6. Who pays the cost of soliciting proxies for the Annual Meeting?

Proxies will be solicited on behalf of the Board by mail, telephone, email or other electronic means or in person, and we will pay the solicitation costs. We will supply our proxy materials, including our 2013 Annual Report, to brokers, dealers, banks and voting trustees, or their nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse them for their reasonable expenses. We have retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of $7,000, plus reasonable out-of-pocket expenses.

7. Who is entitled to vote at the Annual Meeting?

In accordance with our Amended and Restated By-laws (the “Bylaws”), the Board has fixed the close of business on February 26, 2014 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, the outstanding number of our voting securities was 46,397,808 shares. Each stockholder is entitled to one vote for each share of Common Stock he or she held as of the Record Date. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

8. What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	Proposal 1: To elect the eight directors nominated by the Board and named in this proxy statement;

•	Proposal 2: To approve, by non-binding advisory vote, the compensation of our named executive officers;
•	Proposal 3: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

9. What is the vote required for each proposal and what are my voting choices?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of eight directors	Majority of the votes cast	No
Proposal 2 – Advisory vote on executive compensation	Majority of the shares entitled to vote and present or represented by proxy	No
Proposal 3 – Ratification of auditors for fiscal year 2014	Majority of the shares entitled to vote and present or represented by proxy	Yes

With respect to Proposal 1, the election of directors, you may vote FOR, AGAINST or ABSTAIN. Our Bylaws require that in an election where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy). A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. In accordance with our Bylaws, the following do not count as votes cast: (a) a share otherwise present at the meeting, but for which there is an abstention; and (b) a share otherwise present at the meeting as to which a stockholder gives no authority or direction. In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve as a holdover director, but shall tender his or her resignation to the Board. Within 90 days after the date of the certification of the election results, the Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken, and the Board will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it.

With respect to Proposals 2 and 3 (or on any other matter to be voted on at the Annual Meeting), you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on either Proposal 2 or 3, the abstention will have the same effect as an AGAINST vote.

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GENERAL INFORMATION

10. How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the eight directors nominated by the Board and named in this proxy statement;

•	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

11. How do I vote my shares?

How to vote your shares depends on whether you hold your shares as a “stockholder of record” or as a “beneficial owner,” which terms we explain in Question 12 below. If you are a stockholder of record, you can vote in the following ways:

•

By Internet: by following the Internet voting instructions included in the proxy package sent to you (or by going to www.proxyvote.com and following the instructions) at any time up until 11:59 p.m., Eastern Time, on the day before the date of the Annual Meeting.

•

By Telephone: by following the telephone voting instructions included in the proxy package sent to you (i.e., by calling 1-800-690-6903 and following the instructions) at any time up until 11:59 p.m., Eastern Time, on the day before the date of the Annual Meeting.

•	By Mail: if you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•

In Person: You may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you should follow the instructions in the Notice or your broker should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as applicable. You may vote your shares beneficially held through your broker in person if you attend the Annual Meeting and you obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

12. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares as described below.

13. What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner and you do not direct your broker or nominee how to vote your shares, your broker or nominee may vote your shares only on those proposals for which it has discretion to vote. Under the rules of the New York Stock Exchange (“NYSE”), your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1 and 2. We believe that Proposal 3 — ratification of our auditor — is a routine matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

4 AMN HEALTHCARE SERVICES, INC. ï 2014 Proxy Statement

GENERAL INFORMATION

14. What is the effect of a broker non-vote?

Brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact our ability to obtain a quorum nor will it impact any vote that requires a majority of the votes cast (Proposal 1).

15. May I revoke my proxy or change my vote?

Yes, you may revoke a proxy you have given at any time before it is voted at the Annual Meeting by (1) giving our Secretary a letter revoking the proxy, which the Secretary must receive prior to the Annual Meeting, or (2) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting does not standing alone constitute your revocation of a proxy. You may change your vote at any time prior to the voting of your shares at the Annual Meeting by (a) casting a new vote by telephone or over the Internet by the time and date set forth in Question 11 above; or (b) sending a new proxy card with a later date that is received prior to the Annual Meeting.

16. How can I find the results of the Annual Meeting?

We will announce preliminary results at the Annual Meeting. We will publish final results in a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected by the stockholders to oversee their interest in the overall success of our business and financial strength. The Board serves as our ultimate decision-making body to the extent set forth in our Certificate of Incorporation and Bylaws. It also selects and oversees members of our senior management, who, in turn, oversee our day-to-day business and affairs.

Nominees for the Board of Directors

Eight directors are to be elected at the Annual Meeting to hold office until the next annual meeting or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified. The proxy will be voted in accordance with the directions stated on the card, or, if no directions are stated, for election of each of the eight nominees listed below. Upon the recommendation of the Corporate Governance Committee, the members of the Board have nominated for election our eight current directors. The director nominees for election named below are willing to be duly elected and to serve. If any such nominee is not a candidate for election at the Annual Meeting, an event that the Board does not anticipate, the proxies will be voted for a substitute nominee. We set forth information with respect to the business experience, qualifications and affiliations of our director nominees below.

Mark G. Foletta Director Since December 2012 Age: 53 Board Committees: Audit Committee Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Foletta is qualified to serve on the Board because he brings considerable audit and financial experience and has experience as a public company director. Mr. Foletta is also designated as a financial expert on the Audit Committee. Since February 2013, Mr. Foletta has served as a director of Regulus Therapeutics Inc., and is Chairman of its Audit Committee and a member of its Nominating and Governance Committee. Since January 2014, he has also served as a director and Chairman of the Audit Committee of Ambit Biosciences Corporation. Additionally, since December 2013, Mr. Foletta has served as a director of Viacyte, Inc., a privately held company. Mr. Foletta served as Senior Vice President, Finance and Chief Financial Officer of Amylin Pharmaceuticals, Inc. from March 2006 until October 2012, and he previously served as Vice President, Finance and Chief Financial Officer of Amylin from March 2000 to March 2006. Mr. Foletta previously served as a Principal of Triton Group Management, Inc. from 1997 to 2000. From 1986 to 1997, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd., the most recent of which was Senior Vice President, Chief Financial Officer and

Corporate Secretary. From 1982 to 1986, Mr. Foletta was with Ernst & Young, where upon his departure he was serving as an Audit Manager. He was a director of Anadys Pharmaceuticals, Inc. from 2005 until its sale in 2011. Mr. Foletta received a B.A. from the University of California, Santa Barbara. He is a Certified Public Accountant (inactive) and a member of the Corporate Directors Forum.

R. Jeffrey Harris

Director Since September 2005

Age: 59

Board Committees: Compensation and Corporate Governance Committees

Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Harris is qualified to serve on the Board because he brings considerable mergers and acquisitions experience. In addition, Mr. Harris has experience as a director on public company compensation and corporate governance committees, which experience is essential in designing and maintaining our executive compensation programs and developing our succession planning strategies. Mr. Harris served on the board of Sybron Dental Specialties from April 2005 until Danaher Corporation acquired it in 2006. Mr. Harris served on the board of Playtex Products, Inc. from 2001 until Energizer Holdings acquired it in October 2007. Mr. Harris was director of Prodesse, Inc., an early stage biotechnology company, from 2002 until 2009, when Gen-Probe Incorporated acquired it. Since 2002, Mr. Harris has been involved as an investor in and a director of early stage companies primarily in southeast Wisconsin. Mr. Harris is a director of Challenger Capital Group, a small investment banking firm, and since 2008, has been a director of Guy & O’Neill, Inc., which is in the business of formulation, packaging and liquid filling. Mr. Harris also served Apogent Technologies, Inc. in the following capacities: (1) as Of Counsel from December 2000 through 2003, (2) as Vice President, General Counsel and Secretary from 1988 to 2000, and (3) as a director from 2000 until Fisher Scientific International, Inc. acquired it in 2004. Mr. Harris serves on the board of Brookfield Academy, a non-profit entity, and is Chairman of the Board and a co-founder of BrightStar Wisconsin Foundation, Inc., a non-profit economic development corporation.

6    AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Michael M.E. Johns, M.D.

Director Since December 2008

Age: 72

Board Committees: Compensation and Corporate Governance (Chair) Committees

Business Experience, Qualifications and Affiliations: The Board has concluded that

Dr. Johns is qualified to serve on the Board because he has extensive healthcare experience and is a recognized healthcare thought leader. This expertise is vital in shaping our strategy to deliver innovative and expanded service offerings as a healthcare workforce solutions company. In addition, Dr. Johns has experience serving on the board and the Compensation Committee of a large publicly-traded company, Johnson & Johnson, since 2005. Dr. Johns intends to retire from the Johnson & Johnson board in April 2014. Dr. Johns is Professor of Medicine and Public Health at Emory University, where he served as Chancellor from October 2007 through August 2012. From 1996 to 2007, Dr. Johns served as Executive Vice President for Health Affairs and Chief Executive Officer of the Robert W. Woodruff Health Sciences Center of Emory University and the Chairman of the Board of Directors of Emory Healthcare. From 1990 to 1996, Dr. Johns was Dean of the Johns Hopkins School of Medicine and Vice President of the Medical Faculty at Johns Hopkins University. Since 2000, Dr. Johns has served on the board of the Genuine Parts Company, for which he is a member of its Compensation, Governance and Nominating Committee, and he is a member of the Board of Regents of the Uniformed Services University for the Health Sciences. Additionally, Dr. Johns sits on several philanthropic boards.

Martha H. Marsh

Director Since September 2010

Age: 65

Board Committees: Compensation (Chair) and Corporate Governance Committees

Business Experience, Qualifications and Affiliations: The Board has concluded that

Ms. Marsh is qualified to serve on the Board because she has extensive “C-suite” leadership and expertise in the healthcare industry. In fact, in 2004, Modern Healthcare named her as one of the nation’s 100 most powerful people in healthcare. Ms. Marsh’s experience and understanding of the challenges and opportunities of large healthcare facilities is immensely useful in directing our strategy to innovate and provide enhanced and expanded workforce solutions service offerings to meet our clients’ shifting needs. Ms. Marsh serves as a director of Owens & Minor, Inc., a healthcare supply management company, and also serves on its Audit Committee and Strategic Planning Committee. She also serves on the board and the Compensation Committee of Teichert, a privately held company. Ms. Marsh served as President and CEO of Stanford Hospital and Clinics for eight years, from April 2002 until her retirement in August 2010. Previously, Ms. Marsh served as the CEO of UC Davis Medical Center and the Chief Operating Officer of the UC Davis Health System from 1999 to 2002. Prior to that time, she served as the Senior Vice President for Professional Services and Managed Care at the University of Pennsylvania Health System, and before that as President and CEO of Matthew Thornton Health Plan in Nashua, New Hampshire. Ms. Marsh is a past Chair of the Board of Trustees for the California Hospital Association and the California Association of Hospitals and Health Systems and a former director of Ascension Healthcare Network, a privately held company.

Susan R. Salka Director Since September 2003 Age: 49 Board Committees: Executive Committee Business Experience, Qualifications and Affiliations: Ms. Salka has served as our

President since May 2003 and our CEO since May 2005. The Board has concluded that Ms. Salka is qualified to serve on the Board because she has over two decades of experience in the healthcare services industry, including 24 years of experience with us in various roles. In such roles, she has helped grow our business both organically and through acquisitions into the national industry leader we are today. Ms. Salka also has experience serving on other public company boards. Since 1990, Ms. Salka has been employed by us in a variety of leadership positions, including Chief Financial Officer and Chief Operating Officer. Prior to joining us, Ms. Salka worked at BioVest Partners, a venture capital firm, and at Hybritech, a subsidiary of Eli Lilly & Co., which Beckman Coulter later acquired. Ms. Salka served on the board and the Audit Committee of Beckman Coulter from 2007 until 2011, when Danaher Corporation acquired it. Additionally, she served on the board of Playtex Products, Inc. from 2001 until Energizer Holdings acquired it in October 2007. Ms. Salka also serves on the board of San Diego State University Campanile Foundation.

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PROPOSAL 1: ELECTION OF DIRECTORS

Andrew M. Stern Director Since November 2001 Age: 64 Board Committees: Audit and Corporate Governance Committees Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Stern is qualified to serve on the Board because he brings deep and long-standing healthcare industry experience as well as unparalleled investor communications and media expertise, which have been critical in guiding the structuring of our communications strategy with our investors, clients and other key stakeholders. Since 1983, Mr. Stern has served as Chairman of the Board and Chief Executive Officer of Sunwest Communications, Inc., a public relations firm. From 1975 to 1977, he served as Staff Assistant to President Gerald R. Ford at The White House and then served in senior corporate positions until founding Sunwest in 1982. Mr. Stern also serves as a director of Medical City Dallas Hospital and as an advisory director of the Center for Political Communication and is a member of the Committee on Governance of the American Hospital Association.

Paul E. Weaver Director Since July 2006 Age: 68 Board Committees: Audit (Chair) and Executive Committees Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Weaver is qualified to serve on the Board because of his extensive international audit and finance experience and sophistication, which are instrumental to the Audit Committee’s effective review of periodic financial disclosures, evaluation of our independent auditors and our internal controls, and understanding of critical accounting practices and complex tax matters. Accordingly, Mr. Weaver is designated as a financial expert on the Audit Committee. Mr. Weaver is a former Vice Chairman of PricewaterhouseCoopers, LLP and was Chairman of its global technology, infocom and entertainment/media practice group. Mr. Weaver serves on the boards of Unisys Corporation and WellCare Health Plans, Inc., serving as Chairman of the Audit Committees and a member of the Compensation Committees of both companies. He also serves as Chairman of the Board of the Statue of Liberty-Ellis Island Foundation, a not-for-profit entity. Mr. Weaver previously served on the boards of Gateway, Inc. and Idearc Inc.

Douglas D. Wheat Chairman of the Board Director Since 1999 Age: 63 Board Committees: Executive Committee Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Wheat is qualified to serve on the Board because he possesses significant healthcare staffing industry knowledge and extensive expertise in corporate finance and mergers and acquisitions. Such knowledge and expertise are critical to the successful design and implementation of our growth strategy. Since April 2013, Mr. Wheat has served as Vice Chairman of the board of Dex Media, Inc. Mr. Wheat formerly served as Chairman of the Board of SuperMedia Inc., an advertising company for local small- to medium-sized businesses and publisher of yellow pages directories, from 2010 until its acquisition by Dex Media in April 2013. Mr. Wheat previously served on the boards of several companies, including Nebraska Book Company, Inc., Smarte Carte Corporation, and Playtex Products, Inc., for which he was Chairman from 2004 to 2006. Since 2007, Mr. Wheat has been a partner of Southlake Equity Group.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE EIGHT DIRECTOR NOMINEES NAMED ABOVE.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Code of Ethics and Corporate Governance Guidelines

We have a strong commitment to promoting a culture of ethics and integrity, and our values define the way we do business. The Board is committed to fostering a strong ethical tone at the Company and expects all of its employees to strive to fulfill their responsibilities in accordance with the highest standards of professional and personal conduct. Accordingly, we have adopted the following:

•	a Code of Business Conduct and Ethics (“Code of Business Conduct”),

•	a Code of Ethics for the Principal Executive Officer and Senior Financial Officers (“Financial Officers Code of Ethics”), and

•	Corporate Governance Guidelines (“Guidelines”).

We publish the above-referenced documents, as they may be modified from time to time, in the link entitled “Corporate Governance” located within the “Investor Relations” tab of our website at www.amnhealthcare.com. We also make these materials available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies the Guidelines, the Code of Business Conduct and the Financial Officers Code of Ethics as warranted.

Director Independence

The Board has adopted categorical standards for director independence. Under these standards, a director will not be considered independent if:

(1)	the director does not qualify as independent under Rule 303A.02(b) of the NYSE Listed Company Manual,

(2)	the director or an immediate family member is a partner of, or of counsel to, a law firm that performs substantial legal services for us on a regular basis, or

(3)	the director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services for us on a regular basis for which they receive compensation.

The Board does not consider the following relationships to be material relationships that would impair a director’s independence:

(1)	the director or an immediate family member is an executive officer of another company that does business with us and the annual sales to, or purchases from, us are less than 1% of the annual revenues of the company for which he or she serves as an executive officer,
(2)	the director or an immediate family member is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company for which he or she serves as an executive officer and such indebtedness is not past due, or

(3)	the director or an immediate family member serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than 1% of its total annual charitable receipts.

The Board has determined that director nominees Mark G. Foletta, R. Jeffrey Harris, Dr. Michael M.E. Johns, Martha H. Marsh, Andrew M. Stern, Paul E. Weaver and Douglas D. Wheat meet our categorical standards for director independence and the applicable rules and regulations of the NYSE and federal securities laws regarding director independence. Our CEO is the only member of our Board who the Board has not deemed independent.

Board Policy on Conflicts of Interest and Related Party Transactions

The Guidelines establish directors’ duties to adhere to our Code of Business Conduct, including our policies on conflicts of interest, and to avoid any action, position or interest that conflicts with an interest of ours or gives the appearance of a conflict. We require directors to report any potential conflicts of interest immediately to the Chairman of the Corporate

Governance Committee. We do not, without approval of the Board, permit a director or executive officer, or his or her immediate family member (i.e., spouse, parent, step-parent, child, step-child, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or anyone (other than a tenant or employee) who shares that person’s

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CORPORATE GOVERNANCE

home) or any other person meeting the definition of “related person” under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “related person”), to enter into a transaction in which we are a participant if (a) the amount involved exceeds $120,000; and (b) the related person has or will have a direct or indirect material interest. We annually solicit information from directors and executive officers to monitor potential conflicts of interest and comply with SEC requirements regarding approval or disclosure of “related person transactions.” We did not engage in any transaction in 2013 nor is there any currently proposed transaction that exceeds or is expected to exceed $120,000 in which we were or are a participant and in which a related person had or will have a direct or indirect material interest.

Board Meetings and Annual Meeting Attendance by Board Members

We expect each of our Board members to attend each meeting of the Board and of the committees on which he or she serves. We expect our directors to attend our annual meeting of stockholders. During 2013, the Board met six times, took two actions by unanimous written consent and also held a strategy summit. In 2013, no member of the

Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the Board (during the periods that he or she served on such committees). All of our directors attended our 2013 Annual Meeting of Stockholders.

Board Leadership Structure

We currently separate the roles of Chairman of the Board and the Chief Executive Officer. Our CEO, Ms. Salka, is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, Mr. Wheat, provides guidance to our CEO and presides over meetings of the Board. The Board believes that the separation of the two roles appropriately balances the need for our CEO to run our day-to-day operations, with significant involvement and authority vested in an outside independent director.

Board Role in Risk Oversight

The Board as a whole is responsible for overseeing our risk exposure as part of determining a business strategy that generates long-term shareholder value. The Board shapes our enterprise-wide risk capacity, appetite and tolerance levels that provide the foundation for our overall strategy and direction. The Board recognizes that risk mitigation not only preserves value, but also when risk is managed appropriately creates value and opportunity.

Indeed, purposeful and appropriate risk-taking in certain areas is important for us to be competitive and to achieve our long-term goals. Accordingly, the Board has implemented a risk governance framework in which it identifies periodically key risks facing us and determines our risk appetite for each of the identified key risks. We have designed our enterprise risk management process utilizing open communication between our executive team and Board to regularly highlight the opportunities and threats to our business and the steps we are willing to take to capitalize on our business opportunities and to mitigate against identified risks. As part of this process, we maintain an Enterprise Risk Management Committee, which as part of our annual strategic planning assists the Board in identifying key risks. We typically focus on six to 12 risks annually, which risks may relate to, among other things, business operations, competitive landscape, clinician and physician supply, talent, technology systems, regulation, strategy or financial performance. The Enterprise Risk

Management Committee also assists the Board in determining our risk tolerance for each key risk in light of our (1) existing risk capacity, (2) appetite, if any, to take on additional risk, (3) risk velocity and (4) mitigation factors. The Board’s determination of our key risks and our tolerance for each ultimately directly influences how we operate our business, including how we marshal our resources and make operational decisions.

With the oversight of our Board, members of our executive team, including our CEO, are given overall responsibility for monitoring and managing one or more identified key risks as well as Company risk generally. The members of our executive team and others, in turn, facilitate an appropriate culture of integrity and risk awareness for our team members. We also maintain robust internal processes and a strong internal control environment to facilitate the identification and management of risks. Our Board meets with management at regular Board meetings and, if necessary, at other times to discuss strategy and success in addressing our identified key risks along with any others that may face us from time to time.

In addition to the foregoing, each of the Board’s standing committees set forth below focuses attention on risk areas implicated by its area of expertise, and reports regularly to the Board on such risks. All committees play significant roles in carrying out the risk oversight function.

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CORPORATE GOVERNANCE

The Audit Committee assists the Board in fulfilling its oversight responsibilities of our compliance with ethical and certain legal requirements, and our process to manage business and financial risk. Among other things, the Audit Committee’s specific duties include:

(1)	overseeing the work of our independent auditors;

(2)	reviewing and discussing with management our major risk exposures and the steps management has taken to monitor, control and manage such exposures, including our risk assessment and risk management guidelines and policies;

(3)	approving procedures for receiving complaints by us regarding accounting, internal accounting controls or auditing matters, reviewing our code of conduct program and reviewing attorneys’ reports containing evidence of material violations of securities laws, breaches of fiduciary duty or other similar violations of state or federal law; and

(4)	reviewing the results of significant investigations, examinations or reviews performed by regulatory authorities and management’s responses.

The Compensation and Stock Plan Committee (the “Compensation Committee”) is responsible for analyzing the risk associated with our compensation practices. We design our incentive compensation to reward officers and other key employees for committing to and delivering on financial goals that we believe are challenging yet (i) reasonably achievable; (ii) require meaningful revenue and profitability performance to reach the target level; and (iii) require substantial revenue and profitability performance to reach the maximum level. The financial performance required to reach the maximum level of compensation is developed within the context of annual budget planning and, while difficult to achieve, is not viewed to be at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial and operating stability. The Compensation Committee has reviewed our material cash incentive plans, which fall into two types: (1) those for front line sales production employees and (2) those for the sales and corporate leadership. The front line sales incentive plans typically provide incentives based on monthly or quarterly financial or individual and team operational metrics, and include monthly or quarterly payouts. The sales and corporate leadership plans use annual financial targets based on consolidated and/or division metrics as well as individual leadership and performance considerations, and include quarterly or annual payouts. We have internal controls over financial reporting and the measurement and calculation of compensation goals, and other financial, operational and compliance policies and practices that are designed to keep these compensation programs from being susceptible to manipulation by any employee, including our named executive officers.

The Compensation Committee considers the risks associated with the compensation plans in light of several factors, including (1) the amount of incentive compensation paid to a particular group as a percentage of total incentive cash paid and as a percentage of division and/or consolidated revenue, gross profit and EBITDA; (2) the number of plan participants in any particular plan as a percentage of total incentive plan participants; and (3) the amount of incentive compensation per individual plan participant, which typically ranges from 10% to 60% of total compensation (and can range from 60% to 80% of named executive officers’ total compensation). The Compensation Committee believes the use of a long-term incentive award program that has targets that span a three-year performance period balances risk and reward by discouraging excessive risk that could threaten our long-term value, but at the same time encourages innovation to build our value in the short- and long-term. The Compensation Committee also reviewed our program for design features that have been identified by experts as having the potential to encourage excessive risk-taking, such as: (A) too much focus on equity, (B) compensation mix overly weighted toward short-term results, (C) highly leveraged payout curves and steep payout cliffs at specific performance levels that could encourage short-term actions to meet payout thresholds, and (D) unreasonable goals or thresholds. After its consideration of the foregoing factors, the Compensation Committee has determined that our compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on us.

The Corporate Governance Committee considers the risk associated with our quality programs. It reviews and discusses with our management relevant quality metrics, performance improvement, compliance with certification standards and related laws and regulations as well as our enterprise risk management process relating to the quality of our services.

Committees of the Board

We have standing Audit, Corporate Governance, Compensation and Executive Committees. The Board committees are chaired by independent directors, each of whom reports to the Board at Board meetings on the activities and decisions made by their respective committees. The

Board makes committee assignments and designates committee chairs based on a director’s independence, knowledge and areas of expertise. We believe this structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at

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Board meetings. In line with our value of continuous improvement, the directors conduct an evaluation of the performance of the Board and each of the committees on an annual basis. We describe the current functions and members of each committee below. A more detailed description of the function, duties and responsibilities of the Audit, Corporate Governance and Compensation Committees is included in each Committee’s charter available in the link entitled “Corporate Governance” located within the “Investor Relations” tab of our website at www.amnhealthcare.com.

The table below provides current committee memberships and fiscal year 2013 committee meeting information:

Director	Audit (1)	Compensation (2)	Corporate Governance (3)	Executive
Mark G. Foletta	Member (4)
R. Jeffrey Harris (5)		Member	Member
Michael M.E. Johns, M.D.		Member	Chair
Martha H. Marsh		Chair	Member
Susan R. Salka				Member
Andrew M. Stern	Member		Member
Paul. E. Weaver	Chair (4)			Member
Douglas D. Wheat				Chair
Total Committee Meetings	9	6	4	3
Actions by Written Consent	0	2	0	0
(1)

The Board has determined that all Audit Committee members (A) are financially literate, and (B) meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act, and Section 303A of the NYSE Listed Company Manual.

(2)	All members of the Compensation Committee meet the standards for independence required by the NYSE.
(3)	All members of the Corporate Governance Committee meet the standards for independence required by the NYSE.
(4)	Director is an “Audit Committee Financial Expert” as defined by SEC Rules and Regulations.
(5)	Member of the Audit Committee until April 2013. See footnote (1) to this table, which applied to Mr. Harris during his tenure on the Audit Committee.

Audit Committee. Our Audit Committee Charter, last amended in February 2014, sets forth the duties of the Audit Committee. Generally, the Audit Committee is responsible for, among other things, overseeing our financial reporting process. In the course of performing its functions, the Audit Committee as provided by our Audit Committee Charter:

(1)	reviews our internal accounting controls and audited financial statements,

(2)	reviews with our independent registered public accounting firm the scope of its audit, its audit report and its recommendations,

(3)	considers the possible effect on the independence of such firm in approving non-audit services requested of it, and

(4)	appoints our independent registered public accounting firm, subject to ratification by our stockholders.

Corporate Governance Committee. Our Corporate Governance Committee Charter, last amended in September 2013, sets forth the duties of the Corporate Governance Committee. Generally, the Corporate Governance Committee:

(1)	identifies and recommends individuals qualified to become members of the Board,

(2)	evaluates from time to time the Guidelines,

(3)	reviews the Board’s performance on an annual basis,

(4)	recommends potential successors to the CEO, and
(5)	reviews and discusses with our executive team relevant quality metrics, performance improvement, compliance with certification standards and related laws and regulations as well as our enterprise risk management process relating to the quality of our services.

With respect to director nominee procedures, the Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers, or stockholders or it may choose to engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Corporate Governance Committee considers the qualifications set forth in our Guidelines, including judgment, business and management experience (including financial literacy), leadership, strategic planning, reputation for honesty and integrity, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the Board. The Corporate Governance Committee may engage a third party to conduct or assist with the evaluation. Ultimately, the Corporate Governance Committee seeks to recommend to the Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (2) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations; and (3) adhere to our Code of Business Conduct.

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CORPORATE GOVERNANCE

The Corporate Governance Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in the Bylaws. To have a nominee considered by the Corporate Governance Committee for election at the 2015 Annual Meeting of Stockholders, a stockholder must submit the recommendation in writing to the attention of our Secretary at our corporate headquarters no later than January 23, 2015 and no sooner than December 24, 2014. Any such recommendation must include the information set forth on Exhibit A to this proxy statement (page A-1). Once we receive the recommendation, we will deliver to the stockholder nominee a questionnaire that requests additional information about his or her independence, qualifications and other matters that would assist the Corporate Governance Committee in evaluating the stockholder nominee, as well as certain information that must be disclosed about him or her in our proxy statement or other regulatory filings, if nominated. Stockholder nominees must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Corporate Governance Committee.

The Corporate Governance Committee received no recommendation for a director nominee from any stockholder for the director election to be held at the Annual Meeting.

Compensation Committee. The Compensation Committee Charter, last amended in April 2013, sets forth the duties of the Compensation Committee. The Compensation Committee (i) reviews, administers, and, where applicable, makes recommendations to the Board regarding (A) compensation (including employment agreements or severance arrangements) of our CEO, all senior officers that report directly to our CEO, and the directors and (B) our incentive compensation plans and equity-based plans; (ii) prepares the Compensation Committee Report and oversees the preparation of our compensation disclosure and analysis required by the SEC to be included in our annual proxy statement and recommends their inclusion in the annual proxy statement to the Board; (iii) recommends the frequency of the “say-on-pay” vote in the non-binding shareholder proposal required by SEC rules; and (iv) evaluates the performance of our CEO.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists exclusively of non-employee, independent directors, none of whom has a business relationship with us, other than in his or her capacity as director, or has any interlocking relationships with us that are subject to disclosure under the rules of the SEC related to proxy statements.

The Compensation Committee reviews all components of compensation of the named executive officers and other senior officers that directly report to our CEO on an annual basis and will consider changes at other times if a change in the scope of the officer’s responsibilities justifies such consideration. The Compensation Committee generally conducts its salary and bonus structure review for a particular year in the last quarter of the previous year or early in the subject year. At that time, the Compensation Committee evaluates compensation by, among other things, reviewing (1) peer benchmarking information relating to financial performance and compensation levels, (2) national survey data, (3) the individual’s performance and duties, (4) analysis and advice from its compensation consultant, (5) our financial and operational performance, and (6) the recommendations of our CEO (who does not provide a recommendation for herself). With respect to our Senior Management Incentive Bonus Plan, as Amended and Restated (the “Bonus Plan”), which our stockholders reapproved in April 2012, the Compensation Committee, as the administrator of the Bonus Plan, designates which participants are eligible for an award, the performance criteria for the award and the maximum award each year. Prior to or at the beginning of each fiscal year, the Board sets financial targets for our performance. Thereafter, the Compensation Committee sets the range of financial performance and corresponding targets for the named executive officers’ cash incentive compensation under the Bonus Plan.

The Compensation Committee may also grant annual equity awards under our Amended and Restated Equity Plan (the “Equity Plan”). In addition to annual grants, the Compensation Committee has granted equity awards to key employees upon their initial employment, promotion or as special retention awards. In the Compensation Committee’s discretion, it may authorize our CEO to grant equity awards to non-officer employees within certain individual and aggregate thresholds with the effective date of each such grant generally being the effective date of the grantee’s promotion or commencement of employment. The Compensation Committee reviews any awards granted by our CEO. The Compensation Committee does not have any policy or practice to time the grant of equity awards in conjunction with the release of material non-public information.

The Compensation Committee retains an independent consultant to assist it in fulfilling its responsibilities. Since 2008, the Compensation Committee has utilized Frederic W. Cook & Co., Inc. as its compensation consultant. Our compensation consultant advises the Compensation Committee on a variety of topics, including, among others, our equity compensation program, the design of our cash incentive program, the evaluation of the alignment of our compensation program with our stockholders’ interests, the risks presented by our executive compensation program structure, the assessment of the program compared to our peers and director and executive compensation trends.

In retaining and utilizing Frederic W. Cook & Co., the Compensation Committee considers (1) directors’ experience with its employees and representatives while serving on other boards, (2) knowledge and experience in executive

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CORPORATE GOVERNANCE

compensation program design, corporate finance and legal and regulatory issues, (3) experience providing consultative services to boards, as well as its analysis of our existing program and proposal of key considerations in evaluating and strengthening our program and (4) factors affecting independence, including factors set forth by the NYSE for evaluating the independence of advisors. In connection with its consideration of Frederic W. Cook & Co.’s independence the Compensation Committee factored in that Frederic W. Cook & Co. does provide consulting services to three other companies, which have a director who is also a director of ours, but it does not have any other relationship with or provide any other services to us. As a result of the Compensation Committee’s review of the factors affecting independence, it has determined that Frederic W. Cook & Co. is independent and has no conflicts of interest with us.

Executive Committee. The Executive Committee exercises the power of the Board in the interval between meetings of the Board.

Executive Sessions of Non-Management Directors

The Board has regularly scheduled Executive Sessions during the year at which non-management directors are not present and over which the Chairman presides.

Communications with the Board of Directors

The Board has established the following procedure for stockholders to communicate with members of the Board and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of our Secretary at our corporate headquarters located at 12400

High Bluff Drive, Suite 100, San Diego, CA 92130. The Secretary collects and maintains a log of each such communication and forwards any that the Secretary believes requires immediate attention to the appropriate member or group of members of the Board, who then determines how such communication should be addressed.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Director Cash Compensation

We pay non-employee directors an annual cash retainer and no meeting fees. Additionally, the Chairman of the Board and committee chairpersons each receives an additional annual retainer. We also reimburse directors for out-of-pocket expenses incurred in connection with their service. Annual retainers are payable in four equal quarterly installments. The table below sets forth the annual retainers for fiscal year 2013.

Position	Annual Retainer ($)
Non-Employee Director	50,000
Chairperson of the Board	50,000
Chairperson of Audit Committee	30,000
Chairperson of Compensation Committee	15,000
Chairperson of Corporate Governance Committee	10,000

Director Equity Compensation

We do not have a program of automatic annual equity grants, but historically have granted equity awards to non-employee directors upon appointment or election to the Board, and annually thereafter during the director’s term. Although discretionary, we anticipate that we will continue to grant annual equity awards to non-employee directors at some level. The aggregate grant date fair value of such awards has typically been two to three times that of the director cash retainer.

On April 24, 2013, we granted each non-employee director an equity award of 10,015 restricted stock units (“RSUs”), which will vest on April 23, 2014. Each director had the option of deferring receipt of shares of Common Stock underlying vested RSUs until his or her separation of service or receiving them upon vesting.

Director Compensation Table

The following table provides information about the compensation that our directors earned during fiscal year 2013. The table does not include Ms. Salka, who received no additional compensation for her service as a director.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Total ($)
Mark G. Foletta	50,000	135,052	185,052
R. Jeffrey Harris	50,000	135,052	185,052
Michael M.E. Johns, M.D.	57,500	135,052	192,552
Martha H. Marsh	65,000	135,052	200,052
Andrew M. Stern (2)	52,500	135,052	187,552
Paul E. Weaver	80,000	135,052	215,052
Douglas D. Wheat	100,000	135,052	235,052
(1)

The amount set forth in this column represents the aggregate grant date fair value of the 10,015 RSU equity award we granted each of our directors on April 24, 2013, which will vest on April 23, 2014. For the aggregate number of unexercised options and stock appreciation rights (“SARs”) for each director at December 31, 2013, please see the applicable footnotes to the table under the heading entitled “Security Ownership and Other Matters – Security Ownership of Certain Beneficial Owners and Management” below. There were no changes between December 31, 2013 and the Record Date that affected the aggregate number of unexercised options or SARs held by any director that are described in the applicable footnotes to such table (nor are there unvested awards held by directors not described therein).

(2)	Mr. Stern served as Chairman of the Corporate Governance Committee until April 24, 2013.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Director Equity Ownership Requirement

The Board believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. Accordingly, it is the Board’s desire that each non-employee director will hold Common Stock and vested but unsettled RSUs of the Company equal to a value of at least three times the director’s annual cash retainer, i.e., $150,000. The value of unvested RSUs and vested or unvested SARs and options are not taken into account in determining whether a director meets our director equity ownership guidelines. Directors who have not met our ownership guidelines will retain 50% of net vested shares from equity awards issued subsequent to January 1, 2012 until they have reached the minimum stock holding requirement. As of December 31, 2013, all directors held Common Stock and/or vested but unsettled RSUs. Other than Mr. Foletta, who joined our Board in December 2012, all of our directors satisfy our director equity ownership guidelines as of December 31, 2013.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation objectives, philosophy, practices and programs as well as how the Compensation Committee determines executive compensation under those programs. In particular, this CD&A provides information related to each of the following aspects of our executive compensation program: (1) the objectives and philosophy of our executive compensation program; (2) our executive compensation oversight, processes and criteria; (3) the components of our compensation program; and (4) how each component fits into our overall compensation objectives.

Our CD&A focuses on the compensation of our named executive officers for fiscal year 2013, who were: (1) Susan R. Salka, President and Chief Executive Officer, (2) Brian M. Scott, Chief Financial Officer, Chief Accounting Officer and Treasurer, (3) Ralph S. Henderson, President, Healthcare Staffing, and (4) Denise L. Jackson, Senior Vice President, General Counsel & Secretary.

Executive Summary

We believe that our executive compensation program should be and is designed to help us build long-term shareholder value. Among other things, the Compensation Committee premises our compensation objectives on the following guiding principles:

•	Pay for performance, with variable pay constituting a significant portion of total compensation,
•	Create commonality of interest between our executives and stockholders by tying realized compensation directly to changes in shareholder value,

•	Support the attainment of our short- and long-term financial and strategic objectives, and

•	Attract, retain and motivate highly skilled executives.

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COMPENSATION DISCUSSION AND ANALYSIS

We highlight below some of our “do’s” and “don’ts” as it relates to our executive compensation program.

What We Do

✓	Executive Compensation Philosophy. We maintain an Executive Compensation Philosophy for the Company.

✓	Align Pay with Our Performance. Our named executive officer pay is aligned with actual total shareholder returns and our financial performance, with variable pay constituting roughly two-thirds to three-fourths of named executive officer compensation.

✓	Strive to Set Total Compensation Around Median of Our Peer Group. We generally seek to set target total direct compensation of our CEO and other named executive officers around the median level as compared to our peer group and other companies of similar size to us, with slight appropriate variations based on customary factors, such as personal performance, talent and experience.

✓	Reward Improvement in Shareholder Value. Since 2011, we have granted performance restricted stock units (“PRSUs”) based on absolute and relative total shareholder return (“TSR PRSUs”) over a three-year performance period, which is intended to reward named executive officers for relatively above market stock performance (relative to companies in the Russell 2000 Index) or hold them accountable for relatively poor stock performance (relative to companies in the Russell 2000 Index).

✓	Grant PRSUs that Focus on Our Long-Term Goals. Since 2013, we have granted PRSUs based on our long-term goal of achieving a 10% annual Adjusted EBITDA margin (“EBITDA PRSUs”).

✓	Require Named Executive Officers to Maintain Stock Ownership. We maintain meaningful stock ownership guidelines under which our CEO is required to hold shares of Common Stock equal in value to three times her base salary and other named executive officers are required to hold shares of Common Stock equal in value to two times their annual base salary.

✓	Prohibition on Pledges or Liens on Common Stock. We prohibit named executive officers from pledging, hypothecating or otherwise placing a lien on any Common Stock or other equity interests of the Company.

✓	Cap Incentive Awards. We maintain a cap on annual bonus awards of 200% for our named executive officers other than our President, Healthcare Staffing, whose cap is 240%.

✓	No Perquisites. We provide no perquisites to named executive officers.

✓	Regularly Review Our Peer Group. We regularly review our designated peer group to ensure that our compensation program is properly aligned with the actual peers with which we compete for talent and business.

✓	No Tax Gross-ups. We have committed to cease entering into employment or other agreements with tax gross-ups for named executive officers.

✓	Portion of CEO Equity Grant Delayed Until Fourth Quarter. Beginning in 2012, we decided to grant a portion of our CEO’s equity award (i.e., the RSU grant) in the fourth quarter of the year, when we have improved visibility of our financial and stock performance for the year, to strengthen pay-for-performance alignment.

What We Don’t Do

×	No Risky Programs. We do not engage in compensation programs that create undue risk.

×	No Employment Contracts Other than with CEO. We do not provide employment contracts other than for the CEO.

×	No Above Market Median Compensation Without Appropriate Performance. We do not provide target total direct compensation significantly above what we believe to be the applicable peer median to any named executive officer without appropriate Company and/or personal performance.

×	No Options or SARs. Beginning in 2011, we have not granted equity awards in the form of options or SARs.

18    AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2013 Financial, Business and Stock Performance Highlights

A long-standing principle of our executive compensation program is to link pay to performance. Accordingly, when making compensation decisions, we analyze our financial and stock performance and execution of our strategic initiatives. As set forth below, the Company delivered positive financial, business and stock performance in 2013 and continued to make significant progress on our long-term strategic goals, although our performance in certain areas could have been better.1

Our key financial and performance highlights for 2013 included:

•	The price of our Common Stock increased 27% in 2013, from $11.55, the closing price on December 31, 2012 to $14.70, the closing price on December 31, 2013.

•	Our consolidated Adjusted EBITDA[2] increased year over year 16%, to $85.2 million, which exceeded our 2013 operating plan (“2013 Operating Plan”) target of $79.0 million.
•	Our consolidated Adjusted EBITDA margin[3] increased 70 basis points, to 8.4%.

•	Our locum tenens staffing segment revenue increased 10% year over year, to $287.5 million, which exceeded our 2013 Operating Plan target of $272.9 million.

•	Our physician permanent placement services segment revenue increased 9% year over year, to $42.4 million, which exceeded our 2013 Operating Plan target of $40.7 million.

•	We acquired and began the process of integrating ShiftWise, Inc. (“ShiftWise”), a leading software as a service healthcare vendor management solutions provider.

•	Our consolidated revenue increased 6% year over year, to $1.012 billion, but fell short of our 2013 Operating Plan target of $1.025 billion.

•	Our nurse and allied healthcare staffing segment revenue increased year over year 4%, to $682.0 million, but fell short of our 2013 Operating Plan target of $711.4 million.

[1]	For more detail regarding our financial results, please see our 2013 annual report on Form 10-K filed by us with the SEC on February 21, 2014 and provided to you concurrently with this proxy statement. We provide the summary financial information in this proxy statement solely to help you in your evaluation and review of our CD&A. It should not be used as a substitute for a review of the detailed financial information in our 2013 annual report on Form 10-K.
[2]	For information on Adjusted EBITDA, and a reconciliation of it to our net income for 2013, please see Exhibit B to this proxy statement (page B-1).
[3]	Adjusted EBITDA margin represents, as a percentage, consolidated Adjusted EBITDA divided by consolidated revenue.

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COMPENSATION DISCUSSION AND ANALYSIS

We set forth below two charts comparing our year over year performance on certain financial metrics that we utilized in whole or in part in making compensation decisions for our named executive officers in 2013.

(1)	For purposes of determining whether the consolidated Adjusted EBITDA target has been achieved in 2013 solely for purposes of determining bonus amounts, the Compensation Committee excludes from Adjusted EBITDA (1) the payout of bonuses, (2) certain other extraordinary items that were not contemplated when the targets were established and (3) certain other items that may affect Adjusted EBITDA but that the Compensation Committee believes should be excluded for bonus determination purposes. We identify this measurement as “Pre-Bonus Adjusted EBITDA” in this proxy statement. Under no circumstances should Pre-Bonus Adjusted EBITDA be used to substitute for any other financial metric and is used by us solely to determine bonus amounts. Segment Adjusted EBITDA equals the applicable segment’s operating income. For a reconciliation of Non-GAAP financial measures to GAAP measures, please see Exhibit B to this proxy statement (page B-1).

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee placed considerable emphasis on our total shareholder return and financial and operational performance over the past 12 months in determining our CEO’s 2013 cash bonus as well as her 2013 equity award. The price of our Common Stock increased 27% in 2013, from $11.55, the closing price of our Common Stock on December 31, 2012, to $14.70, the closing price of our Common Stock on December 31, 2013. Because certain compensation information included in this proxy statement spans the last three fiscal years, we have set forth below our cumulative total shareholder return and compound annual return for the one-, two- and three-year periods ended December 31, 2013.

Period	Cumulative Total Shareholder Return (1)	Compound Annual Return	Common Stock Price at Beginning of Period
One-Year Period Ended December 31, 2013	27%	27%	$11.55
Two-Year Period Ended December 31, 2013	232%	82%	$4.43
Three-Year Period Ended December 31, 2013	139%	34%	$6.14
(1)	Cumulative total shareholder return is the percentage increase in the closing price of our Common Stock on the trading day at the end of the relevant investment period from the closing price of our Common Stock on the last trading day of the year preceding the beginning of the applicable period. We did not pay any dividends during the periods set forth in this table.

2013 Compensation for Our Named Executive Officers

Numerous factors influenced our compensation decisions for 2013 with the overarching goal of closely linking pay to performance. In 2013, 77% of our CEO’s compensation and roughly two-thirds of the total compensation for each of our other named executive officers was in the form of equity compensation, which is inherently linked to performance, and performance-based cash incentives. For our CEO, nearly 50% of her 2013 total compensation was equity compensation, and roughly 33% of her total compensation was in the form of PRSUs. The chart set forth below illustrates the percentage breakdown of our 2013 CEO compensation (excluding the impact of the “All Other Compensation” column) as set forth in the Summary Compensation Table.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee based its 2013 compensation decisions around financial goal setting for 2013 and other actions influencing executive compensation on the expectation that (1) we would achieve market leading revenue and Adjusted EBITDA growth on a consolidated basis and within each of our business segments, and (2) our named executive officers would lead their teams to successfully execute our business strategy in a manner that reflected our core values. Our locum tenens staffing and physician permanent placement services segments exceeded their respective 2013 Operating Plan segment revenue and segment Adjusted EBITDA targets while our nurse and allied healthcare staffing segment did not. On a consolidated basis, we exceeded our 2013 Operating Plan Adjusted EBITDA target but fell short of our 2013 Operating Plan revenue target. Because of, among other things, our overall positive financial performance, our satisfactory total shareholder return and the significant progress made on our strategic initiatives, each named executive officer received between 116% and 135% of his or her 2013 target bonus.

We set forth below the breakdown of each named executive officer’s compensation for 2013 as taken from the Summary Compensation Table.

Compensation Program Philosophy, Objectives, Oversight and Components

In 2012, the Compensation Committee re-analyzed its compensation philosophy in an effort to further refine its guiding principles. The Compensation Committee determined that our executive compensation program should be based on our “Executive Compensation Philosophy,”4 which embraces the following principles:

•	Pay for performance, with variable pay constituting a significant portion of total compensation,

•	Create commonality of interest between our executives and stockholders by tying realized compensation directly to changes in shareholder value,

•	Reward our executives for long-term improvement in shareholder value,

[4]	Our Executive Compensation Philosophy is available in the link entitled “Corporate Governance” located within the “Investor Relations” tab of our website at www.amnhealthcare.com.

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COMPENSATION DISCUSSION AND ANALYSIS

•	Support the attainment of our short- and long-term financial and strategic objectives,

•	Provide differentiated pay based on an executive’s contributions to our performance,

•	Attract, retain and motivate highly skilled executives,

•	Be competitive with companies in our peer group, and

•	Maximize the financial efficiency of the overall program from tax, accounting, and cash flow perspectives.

Our philosophy did not change in 2013. To the contrary, with this philosophy as our foundation, we have designed and continually evaluate and modify, as necessary, our executive compensation program to support our strategic objectives of achieving above market growth in revenue and profitability through the delivery of differentiated value and innovation as a healthcare workforce solutions company, expanding new revenue sources, increasing recurring revenue and improving efficiency of service delivery.

Our executive compensation philosophy is reflected in the primary components of our executive compensation program: (1) base salary, (2) annual cash performance bonuses, and (3) long-term incentive awards, typically in the form of equity. The Compensation Committee’s overall philosophy is to set total direct compensation (salary, short-term annual performance awards, and long-term incentive awards) at or about the median level as compared to our peer group and other companies of similar size, although individual peer comparisons vary based on individual performance and experience, scope of responsibilities, internal parity considerations and the recommendations of our CEO (for compensation other than her own).5

Base Salary

We utilize base salary as an essential component of our executive compensation program. We utilize base salary to attract and retain talented executives and to provide them with a fixed base of cash compensation. As set forth below, we analyze a variety of factors in addition to peer group comparative information in setting salaries for our named executive officers.

Annual Cash Incentive Performance Bonus

The principles associated with our performance-based compensation reflect a balance of objectives. Our annual cash incentive consists of (1) a financial performance component that we base solely on our annual operational results as measured against certain financial metrics (the “Financial Component”) and (2) a non-financial component based on, among other things, (A) our performance relative to our direct competitors and (B) individual leadership contributions (the “Relative Performance/Individual Leadership Component”). We focus the Financial Component on the achievement of financial targets set out in our annual operating plan that we set with the goal of achieving what we believe constitutes above market performance in the healthcare workforce solutions industry. Because we base our annual operating plan on goals related to the execution of our operational and business strategies, the annual cash incentive plan supports the achievement of our strategic goals. The Relative Performance/Individual Leadership Component of our annual cash incentive focuses on incentivizing both superior performance over our direct competitors as measured against certain financial metrics and effective leadership in line with our core values and executive leadership competencies. The Compensation Committee also considers relative and total shareholder return in determining our CEO’s award under the Relative Performance/Individual Leadership Component. Because relative performance against our direct competitors is often difficult to measure, and because we consider other non-financial metrics related to individual performance, such as leadership contributions, the Compensation Committee exercises reasonable judgment with respect to the payout on the Relative Performance/Individual Leadership Component. We may also utilize the Relative Performance/Individual Leadership Component as a partial countermeasure if our financial targets established under our annual operating plan at the beginning of the year do not ultimately reflect above market performance.

Long-Term Incentives

Our long-term incentive program, which, at target levels, represents roughly 50% of our CEO’s total direct compensation, is designed to provide leverage both up and down based on relative performance so that the total pay package is ultimately meaningfully below the peer median in case of relative poor stock performance and meaningfully above the peer group median for relative stock outperformance. In 2013, our long-term incentive plan had three vehicles focused on ensuring executive pay alignment with our stockholders as follows:

✓

PRSUs Based on Total Shareholder Return. We utilized TSR PRSUs, the ultimate realizable value of which depends on performance against two measures: (1) a relative basis against a broader market (companies in the Russell 2000 Index at the beginning of the performance

[5]	The Compensation Committee relies on, among other things, publicly available information of our peer companies and of other companies of similar size as aggregated by third party sources for comparative compensation information for named executive officers to determine peer group median levels of the various compensation components and the median aggregates thereof. For certain positions, i.e., the CEO and CFO positions, which job responsibilities are typically well established and substantially identical among peers and other companies of similar size to us, the comparative data is relatively straightforward. For our President, Healthcare Staffing and our Senior Vice President, General Counsel and Secretary, who maintain positions that do not necessarily correspond with our peers’ or other companies’ named executive officers, comparative data is more difficult to analyze and requires more reasoned judgment, assumptions and estimates.

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COMPENSATION DISCUSSION AND ANALYSIS

period) and (2) an absolute total shareholder return basis. Because our TSR PRSU awards measure relative total shareholder return and absolute total shareholder return over an approximately three-year period, we believe this type of award encourages longer-term strategic focus on the creation of shareholder value beyond execution of annual financial targets.

✓	PRSUs Based on Annual Adjusted EBITDA Margin. We have had a Company goal of achieving a 10% annual Adjusted EBITDA margin. Beginning in 2013, we created our EBITDA PRSU to further incent our named executive officers to achieve that goal by 2016.

✓	Traditional Time-Vested RSUs. We utilized time-vested RSUs as part of our long-term incentive program the ultimate value of which depend on the price of our Common Stock and provide for performance-based accelerated vesting. In addition to stockholder alignment, we believe these awards are a necessary and effective retention tool, which is consistent with our compensation principles. Although we still utilize time vested RSUs, since 2011 we have reduced our use of them in favor of PRSUs.

With approximately 40% of our CEO’s 2013 total compensation tied to the Company’s total shareholder return performance and traditional time vested RSUs and approximately 10% related to successfully increasing our Adjusted EBITDA margin, which could lead to an improved Common Stock price, we believed there was significant upside compensation opportunity for our CEO with an increase in total shareholder return.

Our Compensation Program Oversight

The principal responsibilities of the Compensation Committee include oversight of our executive compensation programs. Specifically, they include:

•	determining the compensation of our CEO and, in partnership with our CEO, establishing the compensation of all other named executive officers, including salary, cash incentives and equity awards;

•	making recommendations to the Board regarding the design of our incentive compensation programs; and

•	establishing the financial metrics and performance targets under our incentive compensation programs.

The duties of the Compensation Committee require specific knowledge regarding the executive compensation market. Accordingly, to understand our position within the marketplace for management talent and to assist the Compensation Committee in making compensation decisions that will help attract and retain a strong management team, the Compensation Committee reviews (1) national compensation survey data for companies of similar size, (2) peer financial performance and compensation information, (3) our financial performance both against our internal financial targets and our designated peer group, and (4) internal compensation comparability among senior executives.

Because the Compensation Committee compares our performance against that of our peer group as part of its oversight responsibilities, it must determine our peer group. Indeed, the Compensation Committee believes that one of the most important factors that it must consider in ensuring that our compensation program remains competitive is the proper identification and selection of our peers, as we often compete for executive talent with such peers. Accordingly, the Compensation Committee evaluates and modifies, as appropriate, the members of our peer group annually. We select peers primarily from the healthcare staffing and management services sector and the commercial recruitment and staffing sector, and to a lesser extent, from the broader healthcare service industry. Like us, many of our peers are in both the S&P SmallCap 600 Index and the S&P Composite 1500 Index. In July 2013, the Compensation Committee reviewed our peer group to determine if there had been any substantial changes with our peers since its peer group evaluation in July 2012. Based on its review, the Compensation Committee made no changes to our peer group.

Our peer group ranges from $441 million to $2.23 billion in revenues based on each peer’s most recently reported four fiscal quarters (as of February 18, 2014) and from $310 million to $1.88 billion in market capitalization (as of December 31, 2013). For purposes of comparison, our consolidated revenue for our most recently reported last four fiscal quarters equaled $1.01 billion, which places us at around the median of our peer group for revenue. Our market capitalization as of December 31, 2013 equaled approximately $676 million, which put us slightly above the median of our peer group for market capitalization. Our peer group as determined by our Compensation Committee in July 2013 is as follows:

Peer

Amedisys, Inc.

CDI Corp.

Cross Country Healthcare, Inc.

Gentiva Health Services, Inc.

Healthways, Inc.

Heidrick & Struggles International, Inc.

Insperity, Inc.

IPC The Hospitalist Company, Inc.

Kforce, Inc.

Korn/Ferry International

LHC Group, Inc.

MedAssets, Inc.

On Assignment, Inc.

TrueBlue, Inc.

24    AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Components of Our Compensation Program

In line with our core value of continuous improvement, we actively listen to our stockholders and review our actions to ensure that we have designed and implemented compensation programs that we believe will create value for our stockholders with a balance of short-and long-term incentives. The principal components of our executive compensation program include:

(1)	base salary;

(2)	short-term or annual performance awards in the form of cash bonuses;

(3)	long-term incentive awards;

(4)	a non-qualified deferred compensation excess savings plan as well as benefits generally available to all of our employees; and

(5)	for our CEO, an employment agreement with severance provisions and, for our other named executive officers, severance arrangements.[6]

Base Salary

Base salary serves as the first component of our executive compensation program. We utilize base salary as a compensation component to attract and retain talented executives and to provide them with a fixed base of cash compensation. In setting base salaries, the Compensation Committee considers a number of factors, including

(1)	the market salary for similarly situated executives within our peer group and industry and against national benchmarks,

(2)	our operational and financial performance,

(3)	our stock performance,

(4)	individual performance, knowledge, experience and responsibility, and

(5)	for those who report to her, the recommendations of our CEO.

We evaluate our operational and financial performance in light of our annual internal objectives and our operating plan for the year, the healthcare staffing industry performance and peer benchmarking data. We evaluate our stock performance against our peer group and the Russell 2000 Index. Our CEO bases her recommendations on the same factors the Compensation Committee considers, and her recommendations are particularly helpful for the Compensation Committee to evaluate an individual’s performance, knowledge, experience and responsibility.

Annual Cash Incentive Performance Bonus

Annual cash performance bonus opportunities serve as the second component of our executive compensation program. The Bonus Plan is the mechanism by which the Compensation Committee provides such opportunities. We intend our Bonus Plan to provide a strong incentive for our officers to achieve primarily short-term, annual financial objectives that support our strategic objectives. Although certain details of the annual bonus incentive may change from year to year based upon the Compensation Committee’s focus, a few key components comprise its general structure, including specific financial goals based on our annual operating plan. The metrics typically include such financial measures as consolidated revenue and consolidated Adjusted EBITDA. The Compensation Committee sets threshold, “target” (i.e., 100%), and maximum amounts for bonuses and a weight for each metric that corresponds to the level of achievement we require to trigger a threshold, target or maximum bonus for the named executive officer under such metric. Each named executive officer’s target bonus level is a percentage of his or her annual base salary as set by the Compensation Committee. The threshold level (a threshold that must be reached for any bonus payout) typically starts at a minimum performance level of meeting the prior year’s actual reported results for each metric and a maximum bonus typically requires a performance level of 110%-130% of the target amount for each metric. Thus, executives can earn less than their target bonus if they achieve at least the threshold level of performance but less than the target level of performance, and can earn more than their target bonus if they achieve performance levels higher than the target amounts. A portion of the bonuses has been based on non-financial factors, such as performance relative to direct competition, leadership and strategic metrics, and, for our CEO, total shareholder return.

In setting the named executive officers’ target bonus, the Compensation Committee evaluates benchmarking data for comparable positions generally and within our peer group, the recommendations of our CEO (except with respect to her target bonus), individual performance, knowledge, experience and responsibility, and the amount of the potential bonus under various performance scenarios. As with base salary, the Compensation Committee considers these factors in the context of each individual’s total cash compensation as well as the total compensation package (i.e., equity and cash) generally.

The Compensation Committee may amend the Bonus Plan at any time and may also amend any outstanding award granted

[6]	We generally do not provide our named executive officers with perquisites.

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COMPENSATION DISCUSSION AND ANALYSIS

under the Bonus Plan, provided it may not amend the Bonus Plan without the approval of our stockholders if the amendment would affect the tax deduction of payments made under it. We intend for our Bonus Plan to comply with Section 162(m) of the Internal Revenue Code (the “Code”).

Long-Term Incentives

Long-term incentives in the form of equity awards have served as the third component of our executive compensation program. Under our Equity Plan, we grant equity awards, with various vesting parameters, typically three years in length, to named executive officers and key employees as an incentive to have a long-term perspective in supporting and developing our strategic objectives, which includes meeting our financial objectives on a sustained basis. We also use them as an employee retention tool. In 2011, we added PRSUs to our long-term incentive structure to strengthen the performance-based component of the long-term incentive program. Currently, we utilize TSR PRSUs and EBITDA PRSUs. PRSUs represented approximately 70% of the aggregate grant date fair market value of 2013 equity awards for named executive officers.

Retirement and Health Plans

Retirement plans and other customary employee benefits serve as the fourth component of our executive compensation program. We adopted our 2005 Amended and Restated Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”) primarily as a result of a market review that indicated that a deferred compensation plan was a significant component of executive compensation. Beginning in 2011, we excluded our named executive officers, among others, from participating in our 401(k) savings plan, primarily to assist us in satisfying discrimination testing performed on our 401(k) savings plan. The Deferred Compensation Plan serves as the only benefit plan that our management has to save for retirement. The Deferred Compensation Plan is not intended to be tax qualified and is an unfunded plan. Plan participants choose from a menu of deemed investment options. Deferred Compensation Plan participants may defer up to 80% of base salary, up to 90% of bonuses and up to 100% of vested RSU and PRSU awards. We periodically review benchmarking data to establish deferred compensation limits. The employee fully vests in our matching contribution following five years of employment with us. In 2013, we provided a matching contribution of 25% (which we increased to 30% beginning in 2014) of a participant’s contribution up to the first 8% of his or her annual cash compensation.

We offer healthcare insurance and other welfare and employee benefit programs to our named executive officers, which are the same as those programs provided to all eligible employees. We offer these plans to support our objective of attracting and retaining strong talent.

Employment and Severance Agreements

Severance arrangements serve as the fifth component of our executive compensation program. We are party to an employment agreement with our CEO, which contains severance provisions, and have entered into severance agreements with each of our other named executive officers. We entered into these agreements in support of our objectives regarding attraction and retention of strong management. In determining the appropriate severance levels, we considered survey data, advice from our compensation consultants and the Compensation Committee’s experience. We describe the terms of these agreements more fully in the section entitled “Termination of Employment and Change in Control Arrangements” below.

Our 2013 Compensation Program and Results

Our named executive officers’ 2013 direct compensation consisted of the first four components identified above. We discuss in detail below the base salary, cash bonus and long-term incentive components of our 2013 compensation program.

Base Salary

In early 2013, the Compensation Committee reviewed salary levels for the named executive officers. It considered, among other things, benchmarking data, our CEO’s recommendations and our operational, financial and stock performance. We experienced significant revenue and profitability growth over the last three years, which has been reflected in a significant increase in our share price through

2013. As a result, the Compensation Committee decided to raise salaries for our named executive officers for 2013 as follows:

Named Executive Officer	2012 Salary ($)	2013 Salary ($)	% Increase from 2012 Salary
Susan R. Salka	675,000	695,250	3
Brian M. Scott	330,000	350,000	6
Ralph S. Henderson	350,000	400,000	14
Denise L. Jackson	345,000	355,000	3

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COMPENSATION DISCUSSION AND ANALYSIS

The base salary for Ms. Salka and Ms. Jackson reflect a modest cost of living increase. Mr. Henderson’s increase in salary was based on (1) increased responsibilities, as in 2012 Mr. Henderson began overseeing all of our healthcare staffing business lines (including our locum tenens staffing segment), (2) the fact that he had not received a salary increase since he commenced employment with us in 2007 and (3) his individual outstanding performance and significant contributions. Mr. Scott’s salary increase was based on (1) his increased responsibilities in overseeing our information technology operations, (2) an effort to align his total target cash compensation closer to the median of our peer group for his position, and (3) recognition of his increased experience and strong individual performance.

Bonus Plan

Target Bonus. In January 2013, the Compensation Committee reviewed the bonus level for each named executive officer, which we express as a percentage of annual base salary. After its review, it concluded that our bonus targets were below market median for certain officers. Additionally, in 2012 Mr. Scott and Mr. Henderson had taken on additional responsibilities within the organization. Accordingly, we increased the bonus target percentage of Ms. Salka, Mr. Scott and Mr. Henderson. The Compensation Committee believes the increased targets, as set forth in the table immediately below, generally set our target cash compensation (i.e., salary and target bonus) at approximately the median of our peer group for our named executive officers’ respective positions given their levels of experience, responsibility and consistently strong performance.

Named Executive Officer	2012 Bonus Target (% of Salary)	2013 Bonus Target (% of Salary)	2012 Bonus Target ($) (1)	2013 Bonus Target ($)
Susan R. Salka	75	100	506,250	695,250
Brian M. Scott	60	65	198,000	227,500
Ralph S. Henderson	60	65	210,000	260,000
Denise L. Jackson	55	55	189,750	195,250
(1)	Mr. Henderson’s target bonus amount for 2012 set forth in this column does not reflect an additional one-time $50,000 bonus opportunity (beyond his percentage target) tied to the locum tenens staffing segment as a result of his increased responsibilities in 2012 for that segment.

Structure. After careful consideration of the factors set forth above in the subsection of this CD&A entitled “Components of Our Compensation Program — Annual Cash Incentive Performance Bonus,” the Compensation Committee decided on a structure for the Bonus Plan for 2013 under which the Financial Component comprised 70% of the total target bonuses, and the Relative Performance/Individual Leadership Component comprised the remaining 30%. As a threshold matter, under the 2013 bonus structure, we had to achieve reported Adjusted EBITDA that exceeded our 2012 reported

Adjusted EBITDA amount of $73.7 million before any bonuses under any metric could be paid by us. We geared the Financial Component toward the achievement of financial targets set forth in the 2013 Operating Plan that we believed represented above market growth for our healthcare staffing segments.

We directed the Relative Performance/Individual Leadership Component toward incentivizing superior performance over our direct competitors as measured against certain financial metrics, and leadership contributions.

We weighted the components of the bonus differently for named executive officers based on their respective areas of responsibility. For our CEO, CFO and Senior Vice President, General Counsel and Secretary, we utilized consolidated financial performance goals, and for our President, Healthcare Staffing we utilized both consolidated and business segment goals with the business segment goals weighted more heavily. The Compensation Committee set the metrics and weighting for each metric as follows:

Named Executive Officer	2013 Consolidated Revenue	2013 Consolidated Adjusted EBITDA	2013 Nurse & Allied Healthcare Staffing and Locum Tenens Staffing Combined Segment Revenue	2013 Nurse & Allied Healthcare Staffing and Locum Tenens Staffing Combined Segment Adjusted EBITDA	Relative Performance/ Individual Component
Susan R. Salka	35%	35%	0	0	30%
Brian M. Scott	35%	35%	0	0	30%
Ralph S. Henderson	10%	10%	25%	25%	30%
Denise L. Jackson	35%	35%	0	0	30%

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COMPENSATION DISCUSSION AND ANALYSIS

Rationale of Annual Bonus Performance Goals. The Compensation Committee chose these performance goals for a number of reasons. It chose revenue because it believes it is the best measurement to evaluate the success of our strategy to grow as a workforce solutions company. It chose a metric based on Adjusted EBITDA because management, the Board, and stockholders consistently use this measure to focus on and assess our profitability. Furthermore, the Compensation Committee believes Adjusted EBITDA is an objective measure of management’s performance, and it excludes items over which management has less control, such as amortization, interest expense and taxes. The Compensation Committee used the Relative Performance/Individual Leadership Component to, among other things, (1) provide a partial countermeasure if our financial targets did not ultimately reflect above market performance, and (2) distinguish among individuals with respect to other non-financial metrics, such as leadership.

The actual consolidated revenue and consolidated Adjusted EBITDA amounts to reach the 100% target level represented growth that the Compensation Committee believed exceeded general organic growth rates in the markets we serve. The threshold for a named executive officer to receive a bonus on the consolidated financial metrics required achieving 96% and 93.5% of our 2013 Operating Plan target for Pre-Bonus Adjusted EBITDA7 and consolidated revenue, respectively. Additionally, receipt of the target bonus amount for each financial metric required us meeting 100% of our 2013 Operating Plan for that metric.

2013 Bonus Plan Payouts. We set forth below a chart detailing how we performed against the 2013 Operating Plan financial performance metrics utilized in whole or in part in determining the Financial Component portion of our named executive officers’ bonuses.

Metric	2013 Operating Plan Target ($ in 1000’s)	2013 Results ($ in 1000’s) (1)	Variance Between 2013 Results and 2013 Operating Plan Target ($ in 1000’s)	2013 Results as a % of 2013 Operating Plan Target
Consolidated Revenue	1,024,874	1,010,389	(14,485)	98.6
Pre-Bonus Adjusted EBITDA	82,555	91,168	8,613	110.4
Consolidated Adjusted EBITDA	79,000	85,172	6,172	107.8
Nurse and Allied Healthcare Staffing and Locum Tenens Staffing Combined Segment Revenue	984,213	968,036	(16,177)	98.4
Nurse and Allied Healthcare Staffing and Locum Tenens Staffing Combined Segment Adjusted EBITDA	103,478	107,645	4,167	104.0
(1)	For purposes of determining bonuses only, the actual consolidated revenue and segment revenue figures shown in this column exclude the revenue generated by ShiftWise, which we acquired on November 20, 2013. Our 2013 consolidated revenue, including revenue from ShiftWise generated post-acquisition, totaled $1.012 billion and our nurse and allied healthcare staffing segment and locum tenens staffing segment combined revenue totaled $969.5 million. The combined segment Adjusted EBITDA was also subject to slight adjustment for purposes of determining bonuses related to the ShiftWise acquisition, which adjustment is not reflected in this column. For a review of aggregate adjustments to Adjusted EBITDA to determine Pre-Bonus Adjusted EBITDA, please see Exhibit B to this proxy statement (B-1).

As set forth above, our 2013 consolidated and combined segment Adjusted EBITDA results exceeded our 2013 Operating Plan targets for such metrics. Although we experienced 6% year over year growth in consolidated revenue, we performed at only 98.6% of our 2013 Operating Plan consolidated revenue target and 98.4% of our nurse and allied healthcare staffing and locum tenens staffing combined segment revenue target.

With respect to the Relative Performance/Individual Leadership Component, the Compensation Committee believes our named executive officers provided strong leadership that resulted in a solid financial and operational year for us. Additionally, we made significant progress in meeting certain long-term goals, including our goals of increasing our Adjusted EBITDA margin, expanding our workforce solutions offerings and making significant progress on our digital transformation project. As a result, all named executive officers received an award under the Relative Performance/Individual Leadership Component ranging from 141% to 176% of their respective targets, with our CEO receiving a 150% award for that metric because of the foregoing and also because of the 27% growth in total shareholder return during 2013. Combined with the Financial Component portion of the bonuses, each named executive officer received a bonus ranging from 116% to 135% of his or her target bonus, with our CEO receiving 127% of her target bonus.

[7]	For a discussion of our use of Pre-Bonus Adjusted EBITDA, please see footnote 1 of the chart entitled “2013 Adjusted EBITDA Highlights” on page 20 above.

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COMPENSATION DISCUSSION AND ANALYSIS

The tables below set forth summary calculations for each named executive officer’s bonus. Bonus amounts are interpolated and rounded down to the nearest percentage point for EBITDA metrics and half-percentage point for revenue metrics.8 The dollar amount representing the bonus metric step we achieved set forth for the bonuses actually earned in the tables below represent the rounded down interpolation achieved (and not the actual amounts we achieved, which were slightly higher).

MS. SALKA’S BONUS METRICS
Levels	% of Target Pre-Bonus Adjusted EBITDA	Pre-Bonus Adjusted EBITDA ($ in 1000’s)	Pre-Bonus Adjusted EBITDA Bonus Amount ($)	% of Consolidated Revenue Target	Consolidated Revenue Target Amount ($ in 1000’s)	Consolidated Revenue Bonus Amount ($)	% of Relative Performance/ Leadership Target	Relative Performance/ Leadership Target ($)
Maximum	120	99,066	486,675	110	1,127,361	486,675	200	417,150
Target	100	82,555	243,338	100	1,024,874	243,338	100	208,575
Threshold	96	79,253	194,670	93.5	958,257	85,168	None	N/A
MS. SALKA’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	110	90,811	365,006	98.5	1,009,501	206,837	150	312,863
Total Bonus Earned: $884,706				Bonus as % of Target Bonus: 127%

MR. SCOTT’S BONUS METRICS
Levels	% of Target Pre-Bonus Adjusted EBITDA	Pre-Bonus Adjusted EBITDA ($ in 1000’s)	Pre-Bonus Adjusted EBITDA Bonus Amount ($)	% of Consolidated Revenue Target	Consolidated Revenue Target Amount ($ in 1000’s)	Consolidated Revenue Bonus Amount ($)	% of Relative Performance/ Leadership Target	Relative Performance/ Leadership Target ($)
Maximum	120	99,066	159,250	110	1,127,361	159,250	200	136,500
Target	100	82,555	79,625	100	1,024,874	79,625	100	68,250
Threshold	96	79,253	63,700	93.5	958,257	27,869	None	N/A
MR. SCOTT’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	110	90,811	119,438	98.5	1,009,501	67,681	176	120,000
Total Bonus Earned: $307,119				Bonus as % of Target Bonus: 135%

MR. HENDERSON’S BONUS METRICS
Levels	% of Target Pre-Bonus Adj. EBITDA	Pre-Bonus Adj. EBITDA ($ in 1000’s)	Pre-Bonus Adj. EBITDA Bonus Amount ($)	% of Consol. Rev. Target	Consol. Rev. Target Amount ($ in 1000’s)	Cons. Rev. Bonus Amt. ($)	% of Comb. Seg’t Adj. EBITDA	Combined Segment Adjusted EBITDA ($ in 1000’s)	Combined Segment Adjusted EBITDA Bonus Amount ($)	% of Combined Segment Revenue Target	Combined Segment Revenue Target Amount ($ in 1000’s)	Comb. Segment Revenue Bonus Amount ($)	% of Rel. Perf. / Leader- ship Target	Rel. Perf. / Leader- ship Target ($)
Maximum	120	99,066	52,000	110	1,127,361	52,000	130	134,521	162,500	115	1,131,845	162,500	250	195,000
Target	100	82,555	26,000	100	1,024,874	26,000	100	103,478	65,000	100	984,213	65,000	100	78,000
Threshold	96	79,253	20,800	93.5	958,257	9,100	95	98,304	48,750	93	915,318	19,500	None	N/A
MR. HENDERSON’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	110	90,811	39,000	98.5	1,009,501	22,100	104	107,617	78,000	98	964,529	52,000	141	110,000
Total Bonus Earned: $301,100								Bonus as % of Target Bonus: 116%

[8]

For purposes of determining revenue with respect to revenue bonus metrics, we excluded revenue generated by ShiftWise, which we acquired on November 20, 2013 as such revenue was not contemplated by the 2013 Operating Plan. For purposes of determining Adjusted EBITDA with respect to Adjusted EBITDA metrics reflected in this table, certain adjustments were also made. For a review of adjustments used to calculate Pre-Bonus Adjusted EBITDA, please see Exhibit B to this proxy statement (B-1).

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COMPENSATION DISCUSSION AND ANALYSIS

MS. JACKSON’S BONUS METRICS
Levels	% of Target Pre-Bonus Adjusted EBITDA	Pre-Bonus Adjusted EBITDA ($ in 1000’s)	Pre-Bonus Adjusted EBITDA Bonus Amount ($)	% of Consolidated Revenue Target	Consolidated Revenue Target Amount ($ in 1000’s)	Consolidated Revenue Bonus Amount ($)	% of Relative Performance/ Leadership Target	Relative Performance/ Leadership Target ($)
Maximum	120	99,066	136,675	110	1,127,361	136,675	200	117,150
Target	100	82,555	68,338	100	1,024,874	68,338	100	58,575
Threshold	96	79,253	54,670	93.5	958,257	23,918	None	N/A
MS. JACKSON’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	110	90,811	102,506	98.5	1,009,501	58,087	145	85,000
Total Bonus Earned: $245,593				Bonus as % of Target Bonus: 126%

Long-Term Incentive Compensation

In 2013, the Compensation Committee granted equity awards to each named executive officer. The 2013 long-term incentive award had three components: (1) a TSR PRSU component, (2) an EBITDA PRSU component linked to our Adjusted EBITDA margin for fiscal year 2015, and (3) a time-vested RSU component. We set forth in the chart below the aggregate grant date fair value of each equity component for each named executive officer.

Named Executive Officer	Aggregate Grant Date Fair Value of 2013 TSR PRSU Award ($)	Aggregate Grant Date Fair Value of 2013 EBITDA PRSU Award ($)	Aggregate Grant Date Fair Value of 2013 RSU Award ($)	Total Aggregate Grant Date Fair Value of 2013 Awards ($)
Susan R. Salka	715,558	290,901	483,169	1,489,628
Brian M. Scott	208,162	84,631	126,942	419,735
Ralph S. Henderson	260,194	105,787	158,668	524,649
Denise L. Jackson	197,752	80,398	120,592	398,742

TSR PRSUs. By employing TSR PRSUs, we strengthened the link of pay to performance so that the total realizable pay package will ultimately be meaningfully below the peer median in case of relative poor stock performance and meaningfully above the peer median for relative stock outperformance. Our TSR PRSU grant, which represented approximately 50% of all 2013 equity awards by grant date fair value for each named executive officer, will be earned at the end of an approximately 36-month period, i.e., around December 31, 2015, with the number of shares that are ultimately earned dependent on total and relative shareholder return for the period relative to the companies in the Russell 2000 Index on December 31, 2012, as well as our absolute total shareholder return

(collectively, the “TSR Measurement”). If we perform at the 25th percentile of the relative total shareholder return (“Relative TSR”) of companies in the Russell 2000 Index on December 31, 2012, then 25% of the PRSUs will be earned. If we perform at the 50th percentile, 100% of the RSUs will be earned. If we perform at the 75th percentile, the maximum number, 175%, of the RSUs will be earned. Performance between these points is interpolated. These percentages are also subject to a “penalty” or discount whereby the payout will be reduced by 50% if we still meet or exceed the 25th percentile threshold but do not have a positive total shareholder return (“Absolute TSR”) for the period.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth the percentage of the 2013 target PRSUs that will be earned depending on the actual results of the TSR Measurement:9

Relative TSR Percentile Rank	% of 2013 TSR PRSUs that Are Earned if Absolute TSR Is Negative(1)	% of 2013 TSR PRSUs that Are Earned if Absolute TSR Is Positive
<25.0%	0	0
25.0%	12.50	25.00
37.5%	31.25	62.50
50.0%	50.00	100.00
62.5%	68.75	137.50
>75.0%	87.50	175.00
(1)	For each one percentile above the 25th percentile, an additional 3% of the TSR PRSUs will be earned if Absolute TSR is positive, and the maximum payout cannot exceed 175%. If Absolute TSR is negative, for each one percentile above the 25th percentile, an additional 1.5% of the TSR PRSUs will be earned.

If we conducted the TSR Measurement on December 31, 2013, the last trading day of the year, (1) Relative TSR would have measured at the 45th percentile, and (2) Absolute TSR would have been positive. Based on those results, approximately 85% of named executive officers’ target number of TSR PRSUs would have been earned.

EBITDA PRSUs. In 2013, the Compensation Committee decided to dedicate a portion of the PRSUs on incentivizing and focusing our named executive officers on our goal of attaining a 10% annual Adjusted EBITDA margin by 2016. Accordingly, it granted EBITDA PRSUs based on reaching an annual consolidated Adjusted EBITDA margin target of 9.3% in 2015.10 Similar to the TSR PRSUs, the number of shares that may ultimately be earned ranges from 0% to 175% of the target number of EBITDA PRSUs granted depending on our actual annual Adjusted EBITDA margin for 2015 as follows:

Annual Adjusted EBITDA Margin for 2015	% of Target Award That Will Be Earned
<8.6%	0
8.6%	25.0
8.7%	35.7
8.8%	46.4
8.9%	57.1
9.0%	67.8
9.1%	78.5
9.2%	89.2
9.3%	100.0
9.4%	115.0
9.5%	130.0
9.6%	145.0
9.7%	160.0
9.8%	175.0

Time Vested RSUs. The time-vested RSU grants, consistent with prior years, have a three-year cliff vesting that is eligible for accelerated vesting upon achievement of certain performance targets, which historically have been based on annual consolidated Adjusted EBITDA targets. The Compensation Committee elected to wait to consider a grant of time-vested RSUs for Ms. Salka until later in 2013 when it had better visibility of our 2013 financial and stock performance. Based on our strong financial and acceptable stock performance in 2013, in December 2013, the Compensation Committee granted Ms. Salka 35,870 RSUs with an aggregate grant date fair value of $483,169.

[9]	As set forth in the Grants Table, the target number of TSR PRSUs granted in 2013 for each named executive officer is as follows: (1) for Ms. Salka, 45,987 (2) for Mr. Scott, 13,378; (3) for Mr. Henderson, 16,722; and (4) for Ms. Jackson, 12,709.
[10]	As set forth in the Grants Table, the target number of EBITDA PRSUs granted in 2013 for each named executive officer is as follows: (1) for Ms. Salka, 23,913; (2) for Mr. Scott, 6,957; (3) for Mr. Henderson, 8,696; and (4) for Ms. Jackson, 6,609.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee believes the aggregate structure of the 2013 equity grant for named executive officers preserves the potential for management to ultimately achieve levels of long-term compensation relatively consistent with the potential afforded in prior years, and serves stockholder interests because in order to realize the full potential, our Common Stock must outperform the market and we must improve our annual Adjusted EBITDA margin. As in 2012, approximately 70% of the aggregate grant date fair value of the 2013 equity grants was awarded as performance-based RSUs while the remaining 30% of the value was in the form of time-vested RSUs with a performance accelerated vesting component. The chart set forth below details the increase or decrease of the aggregate grant date fair value of all 2013 equity awards granted to our named executive officers compared to the aggregate grant date fair value of all 2012 equity awards.

Named Executive Officer	Aggregate Grant Date Fair Value of 2012 Equity Awards ($)	Aggregate Grant Date Fair Value of 2013 Equity Awards ($)	Variance Between Value of 2012 and 2013 Equity Awards ($)	% Increase (Decrease) Between Value of 2012 and 2013 Equity Awards
Susan R. Salka	1,612,231	1,489,628	(122,603)	(8%)
Brian M. Scott	389,309	419,735	30,426	8%
Ralph S. Henderson	455,894	524,649	68,755	15%
Denise L. Jackson	389,309	398,742	9,433	2%
Total	2,846,743	2,832,754	(13,989)	0%

Our CEO received an 8% reduction year over year in the grant date fair value of her 2013 equity awards driven by the timing of the awards and the grant date fair value of awards based on differing accounting methodologies, i.e., the Monte Carlo valuation methodology for the TSR PRSUs, which made up a greater portion of our CEO’s equity awards in 2012. Mssrs. Scott’s and Henderson’s increased awards reflected their increased responsibilities taken on in 2012 as well as their increased experience and excellent performance in 2012.

Pay-For-Performance

We design our compensation programs to make a meaningful amount of compensation (salary, plus annual incentive compensation, plus long-term incentives) dependent on the achievement of performance objectives and the long-term performance of our Common Stock. The following table sets forth for 2013 incentive compensation as a percentage of total compensation for each named executive officer utilizing the amounts reported for 2013 in the Summary Compensation Table.

Named Executive Officer	Year	Incentive Compensation as % of Total Compensation (1)
Susan R. Salka	2013	77
Brian M. Scott	2013	67
Ralph S. Henderson	2013	67
Denise L. Jackson	2013	64
(1)	Incentive Compensation for each named executive officer equals the sum of (A) the aggregate grant date fair value of all long-term incentive awards made in 2013, plus (B) the bonus under the Bonus Plan. We utilize the amount set forth in the column entitled “Total” in the Summary Compensation Table for total compensation.

Realizable Compensation

We believe realizable pay is an appropriate way to view our pay-for-performance philosophy. The difference between realizable pay and grant date valuation of our long-term incentive vehicles can be significant. Given the substantial portion of our CEO’s compensation that is performance-based, we believe it is important to consider realizable pay. For purposes of illustration, in the two tables that immediately follow, we compare the target total direct compensation that was available to be awarded to our CEO in each of the last three fiscal years (Table 1) to the corresponding amounts that we paid out or that may be considered realized (based on the methodology described below) as of December 31, 2013 (Table 2). The tables illustrate that our annual and long-term incentive programs over the past three fiscal years is consistent with our pay-for-performance philosophy, which is that total direct compensation is significantly correlated to the relative performance of our Common Stock. For example, although we experienced a significant 27% increase in the price of our Common Stock in 2013, we were at the 45th percentile for total shareholder return against the companies comprising the Russell 2000 Index on December 31, 2013. In turn, as Table 2 shows, our CEO total direct compensation that we consider realized equaled 105% of the annual target total direct compensation given our considerable outperformance against our 2013 Operating Plan target for Adjusted EBITDA, year over year consolidated revenue

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COMPENSATION DISCUSSION AND ANALYSIS

improvement of 6% (but less than our 2013 Operating Plan for such metric), but relatively average performance for total shareholder return. In other words, as our Common Stock performed at around the median of companies in the Russell 2000 Index in 2013, our consolidated revenue fell slightly short of our 2013 Operating Plan target and our profitability significantly exceeded our targets, our CEO’s realized pay was only slightly above her 2013 target total direct compensation. Comparing over a longer term, our Common Stock price experienced 232% and 139% cumulative increases for the two- and three-year periods ended December 31, 2013, respectively, which placed us in roughly the 95th percentile and in the 88th percentile for total shareholder return against the companies comprising the Russell 2000 Index at the beginning of the corresponding period. Such relative stock outperformance resulted in our CEO’s realized pay for 2012 and 2011 totaling 193% of the annual target total direct compensation for each of those years.

Table 1 below presents our CEO’s salary, incentive bonus opportunity at the target level, and long-term incentive awards for each of the last three fiscal years. In Table 1, the stock award amounts reflect the aggregate grant date fair value of each such award, the same value at which such awards are reflected in the Summary Compensation Table included in this proxy statement.

Table 1: Chief Executive Officer Target Total Direct Compensation (2011-2013)

Fiscal Year	Salary ($)	Incentive Bonus Opportunity at Target Level ($)	Stock Awards ($)	Target Total Direct Compensation ($)
2013	695,250	695,250	1,489,628	2,880,128
2012	675,000	506,250	1,612,231	2,793,481
2011	675,000	506,250	1,379,426	2,560,676
Total	2,045,250	1,707,750	4,481,285	8,234,285

Table 2 below illustrates how our operational, financial and stock performance affected payouts and realization of the target total direct compensation that was available to our CEO.

Table 2: Chief Executive Officer Total Direct Compensation For 2011-2013

That May Be Considered Realized at 12/31/2013

Fiscal Year	Salary ($)	Bonus Payout ($)	Value of Stock Awards at 12/31/2013 ($) (1)	Total Direct Compensation at 12/31/2013 ($)	Total Direct Compensation at 12/31/2013 as a Percentage of Target Total Direct Compensation (%)
2013	695,250	884,706	1,453,418	3,033,374	105
2012	675,000	755,578	3,950,309	5,380,887	193
2011	675,000	484,102	3,776,720	4,935,822	193
Total	2,045,250	2,124,386	9,180,447	13,350,083	162
Percent of corresponding amount in Table 1	100	124	205
(1)

We valued time-based stock awards utilizing the closing market price per share of our Common Stock on December 31, 2013 of $14.70, multiplied by the number of RSUs granted (regardless of whether they had vested as of such date). We valued the TSR PRSU awards based on the closing market price per share of our Common Stock on December 31, 2013 of $14.70, multiplied by the number of PRSUs that would have been earned had the TSR Measurement occurred on December 31, 2013 for each TSR PRSU grant. If we conducted the TSR Measurement on December 31, 2013 (1) Relative TSR would have measured at the 88th, 95th and 45th percentiles for the 2011, 2012 and 2013 TSR PRSU grants, respectively, and (2) Absolute TSR would have been positive for each measurement. Based on those results, the maximum amount, 175%, of Ms. Salka’s target number of TSR PRSUs would have been earned under the 2011 and 2012 TSR PRSU grants and 85% of her target number of PRSUs would have been earned for the 2013 TSR PRSU grant. Because the 2013 EBITDA PRSU grant will be based on our annual Adjusted EBITDA margin for 2015, which is unknown, we valued the 2013 EBITDA PRSU grant based on the closing market price per share of our Common Stock on December 31, 2013 of $14.70, multiplied by the target number of EBITDA PRSUs awarded.

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COMPENSATION DISCUSSION AND ANALYSIS

Response to 2013 Say-on-Pay Vote

At our 2013 Annual Meeting of Stockholders held on April 24, 2013, we received 97% support on our “say-on-pay” proposal regarding the executive compensation of our named executive officers identified in our 2013 proxy statement. We continue to engage our stockholders in a constructive discussion regarding their perspective on our compensation program for named executive officers. The following three themes remain consistent among our investors: (1) compensation should be fair and reasonable, (2) performance awards should constitute an important component of long-term incentive awards and (3) performance measures beyond total shareholder return should be considered.

The Compensation Committee believes that our executive compensation program in 2013 satisfied each of the three themes identified above. It also believes that our 2014 executive compensation program will do so as well. Indeed, in 2013, the Compensation Committee took the following actions:

(1)	Continued to use a long-term performance vehicle tied to our total shareholder return, which in 2013 took the form of TSR PRSUs that comprised roughly 50% of the aggregate grant date fair market value of all equity awards granted to each named executive officer in 2013;

(2)	Introduced an additional performance measure, Adjusted EBITDA margin, into our long term equity incentive program, which took the form of EBITDA PRSUs that comprised roughly 20% of the aggregate grant date fair market value of all equity awards granted to each named executive officer in 2013;

(3)	Established significantly increased, yet achievable, threshold goals of the 2013 Operating Plan for the financial metrics that the named executive officers needed to satisfy to receive a bonus for 2013;

(4)	Adjusted base salaries in 2013 based on, among other things, increased experience and responsibilities; and

(5)	Recalibrated target bonus amounts to further align such amounts to our peer group median and to reflect the increased responsibilities of certain officers.

As set forth immediately below, the Compensation Committee took actions similar to those outlined above for its 2014 executive compensation program.

Overview of Our 2014 Executive Compensation Program

Overall, the Compensation Committee believes the Company achieved solid operational and financial performance in 2013. We achieved significant year over year consolidated revenue and consolidated Adjusted EBITDA growth of 6% and 16%, respectively. Although we did not achieve our 2013 Operating Plan consolidated revenue target, all of business segments experienced revenue growth, with our locum tenens staffing segment achieving 10% revenue growth. Moreover, the price of our Common Stock grew 27% during 2013. In light of the foregoing and with its guiding principles in mind, the Compensation Committee believes it has designed the 2014 compensation structure to provide for important short- and long-term performance components that are aligned with stockholders, consistent with the market environment and tailored specifically to us.

Base Salary. The Compensation Committee decided to increase base salaries for the named executive officers for 2014, as follows:

Named Executive Officer	2013 Salary ($)	2014 Salary ($)	% Increase
Susan R. Salka	695,250	718,000	3.3
Brian M. Scott	350,000	400,000	14.3
Ralph S. Henderson	400,000	410,000	2.5
Denise L. Jackson	355,000	365,000	2.8

The base salaries for Ms. Salka, Mr. Henderson and Ms. Jackson reflect a modest cost of living increase of roughly 3%. Mr. Scott’s base salary increase reflects an effort to align further his target total cash compensation (i.e., salary and target bonus) closer to the median of our peer group for his position, and recognition of his increased experience and strong individual performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Bonus Plan. We seek to target annual short-term bonus opportunities that when taken together with annual base salary approximate the median of our peer group. After careful consideration, the Compensation Committee determined that the 2013 bonus target as a percentage of salary should remain the same for 2014 as 2013 for each named executive officer, other than Mr. Scott whose percentage target the Compensation Committee increased from 65% to 75% of annual base salary. Mr. Scott’s target bonus increase reflects an effort to align further his total target cash compensation closer to the median of our peer group for his position, and recognition of his increased experience and strong individual performance. We set forth below the 2014 target bonuses for each named executive officer both in dollar amount and as a percentage of salary together with, for comparative purposes, the same figures for 2013.

Named Executive Officer	2013 Bonus Target (% of Salary)	2014 Bonus Target (% of Salary)	2013 Bonus Target ($)	2014 Bonus Target ($)
Susan R. Salka	100	100	695,250	718,000
Brian M. Scott	65	75	227,500	300,000
Ralph S. Henderson	65	65	260,000	266,500
Denise L. Jackson	55	55	195,250	200,750

After careful consideration of the factors set forth above in the subsection of this CD&A entitled “Components of Our Compensation Program — Annual Cash Incentive Performance Bonus,” the Compensation Committee decided on an annual incentive structure consistent with the 2013 structure, with both an absolute financial performance component and a component based on non-financial metrics such as relative performance to direct competitors, execution of strategic initiatives and leadership. The Compensation Committee decided to utilize the same metrics and weightings for 2014 as it did for 2013 for our CEO, CFO and Senior Vice President, General Counsel and Secretary, i.e., 35% based on consolidated Adjusted EBITDA, 35% based on consolidated revenue and 30% based on Relative Performance/Leadership. Similarly, the metrics for our President, Healthcare Staffing, will remain the same. Specifically, his bonus will be based as follows: (1) 10% on consolidated revenue, (2) 10% on consolidated Adjusted EBITDA, (3) 25% on combined revenue for the nurse and allied healthcare staffing and locum tenens staffing segments, (4) 25% on combined Adjusted EBITDA for the nurse and allied healthcare staffing and locum tenens staffing segments and (5) 30% on Relative Performance/Leadership. The target goals for each of the financial metrics are consistent with the targets under the 2014 annual operating plan and generally require growth that exceeds our estimate of anticipated industry performance.

Long-Term Incentive Awards. In light of the philosophy, goals and objectives surrounding long-term incentive awards, the Compensation Committee decided to use a combination of (1) TSR PRSUs with the same structure it has utilized since 2011, (2) EBITDA PRSUs with the same structure it utilized in 2013 and (3) traditional time-vested RSUs. The Compensation Committee target award of EBITDA PRSUs requires achieving a 9.9% annual Adjusted EBITDA margin for 2016. As with our award of EBITDA PRSUs in 2013, our named executive officers may achieve 0% to 175% of the target award depending on our actual annual Adjusted EBITDA margin for 2016, with the threshold Adjusted EBITDA margin under which 25% of the target amount of the EBITDA PRSUs would be deemed earned equaling 9.2% and the maximum Adjusted EBITDA margin under which 175% of the target amount of the EBITDA PRSUs would be deemed earned equaling 10.4%.

In 2014, the Compensation Committee targeted an allocation of 30% TSR PRSUs, 35% EBITDA PRSUs and 35% traditional time vested RSUs (as a percentage of the aggregate grant date fair market value of all 2014 equity awards), thereby placing a relatively greater emphasis on incentivizing our named executive officers to reach our long term goal of achieving a 10% annual Adjusted EBITDA margin than it did in 2013. For each named executive officer, other than Ms. Salka, approximately 65% of the aggregate fair market value of the January 2014 equity awards consisted of PRSUs, and the remaining 35% consisted of traditional time vested RSUs; for Ms. Salka, all of her January 2014 equity awards were PRSUs, as the Compensation Committee decided to delay its decision on her equity grant of traditional time vested RSUs until the fourth quarter of 2014.

Results of 2011 TSR PRSU Award TSR Measurement. On January 3, 2014, the Compensation Committee performed the TSR Measurement for the 2011 TSR PRSU awards. We performed at the 88th percentile of all companies in the Russell 2000 Index at the beginning of the measurement period during the three-year measurement period ended December 31, 2013. We also experienced positive total shareholder returns during such measurement period. Accordingly, each named executive officer received 175% of his or her target amount of 2011 TSR PRSUs. Specifically, Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson earned 163,494, 45,416, 52,985 and 52,227 PRSUs under their 2011 TSR PRSU awards, respectively. Shortly after the TSR Measurement, we issued a corresponding amount of Common Stock to each named executive officer.

AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement    35

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation and Stock Plan Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, has recommended to the Board that it be included in our annual report on Form 10-K for the fiscal year ended December 31, 2013 and in this proxy statement.

Compensation and Stock Plan Committee Members

R. Jeffrey Harris

Dr. Michael M.E. Johns

Martha H. Marsh

36    AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement

EXECUTIVE COMPENSATION DISCLOSURE

EXECUTIVE COMPENSATION DISCLOSURE

In 2013, our named executive officers were (1) Ralph S. Henderson, (2) Denise L. Jackson, (3) Susan R. Salka and (4) Brian M. Scott. We set forth information with respect to the business experience, qualifications and affiliations of our executive officers who are not directors below.

Non-Director Executive Officers

Ralph S. Henderson Age: 53 President, Healthcare Staffing Business Experience, Qualifications and Affiliations: Mr. Henderson joined us as President, Nurse Staffing in September 2007.

In February 2009, we appointed him President, Nurse and Allied Staffing and in February 2012, named him President, Healthcare Staffing as he assumed executive leadership for all of our temporary staffing divisions. Mr. Henderson is responsible for leading the sales and financial performance of our nurse and allied healthcare staffing segment and our locum tenens staffing segment. Prior to September 2007, Mr. Henderson served as Senior Vice President, Group Executive for Spherion, Inc., one of the largest commercial and professional staffing companies in the United States. Mr. Henderson started with Spherion in 1995 and held several leadership positions, including Regional Vice President and General Manager, Vice President of National Accounts, and Senior Vice President, Western Division. Prior to Spherion, Mr. Henderson was employed by American Express for nine years where in his last role he served as Vice President of Sales and Account Management in the Travel Management Services Division. Mr. Henderson holds a Bachelor of Science degree in Business Administration from Northern Arizona University.

Denise L. Jackson Age: 49 Senior Vice President, General Counsel and Secretary Business Experience, Qualifications and Affiliations: Ms. Jackson joined us as

General Counsel and Vice President of Administration in October 2000. Ms. Jackson is responsible for our legal, corporate governance, long-term incentive and equity compensation strategies, risk management, corporate audit services and government affairs functions. We appointed her as our Secretary in May 2003 and Senior Vice President in November 2004. From 1995 to September 2000, Ms. Jackson worked for The Mills Corporation serving as Vice President and Senior Counsel from 1998 to 2000. She holds a Juris Doctorate degree from the University of Arizona, a Master of Public Health from The George Washington University and a Bachelor of Science in Liberal Studies from the University of Arizona. Ms. Jackson is licensed as an attorney in California, the District of Columbia, Arizona and New York. Ms. Jackson serves on the Boards of Girls on the Run International, the Association of Corporate Counsel San Diego and the Lux Art Institute.

Brian M. Scott Age: 44 Chief Financial Officer, Chief Accounting Officer and Treasurer Business Experience, Qualifications and Affiliations: Mr. Scott joined us in December

2003. We appointed him Chief Financial Officer, Chief Accounting Officer, and Treasurer in January 2011. Prior to that time, Mr. Scott served in a variety of financial and operational roles for us including most recently as Senior Vice President of Operations, Finance and Business Development, in which capacity he oversaw our corporate financial planning and analysis, capital funding and business development activities. He has also served as President of our pharmacy staffing division and as Director, Senior Director and Vice President of Finance, where his roles have included overseeing all accounting operations and SEC reporting. Mr. Scott started his career in San Francisco with KPMG and later became a partner in a mid-sized CPA firm. Mr. Scott also served as controller of a biotechnology company. He is a certified public accountant (inactive) in California, and received his bachelor’s degree in accounting from California Polytechnic State University, San Luis Obispo and a Masters of Business Administration from the McCombs School of Business at the University of Texas at Austin.

AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement    37

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The following table shows the compensation earned or accrued by our named executive officers for the three fiscal years ended December 31, 2011, December 31, 2012 and December 31, 2013.

Named Executive Officer and Position	Year	Salary ($) (1)	Stock Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Susan R. Salka	2013	695,250	1,489,628	(5)	884,706	29,409	3,098,993
PEO,(6) President & CEO	2012	675,000	1,612,231	(7)	755,578	23,494	3,066,303
	2011	675,000	1,379,426	(8)	484,102	16,040	2,554,568
Brian M. Scott	2013	350,000	419,735	(9)	307,119	12,606	1,089,460
PFO,(10) CFO, CAO & Treasurer	2012	328,846	389,309	(11)	266,715	11,318	996,188
	2011	294,231	383,175	(12)	226,125	7,860	911,391
Ralph S. Henderson	2013	400,000	524,649	(13)	301,100	8,298	1,234,047
President, Healthcare Staffing	2012	350,000	455,894	(14)	337,425	10,360	1,153,679
	2011	350,000	447,040	(15)	336,781	10,976	1,144,797
Denise L. Jackson	2013	355,000	398,742	(16)	245,593	12,368	1,011,703
SVP, GC & Secretary	2012	345,000	389,309	(17)	249,352	11,936	995,597
	2011	345,000	440,653	(18)	240,746	9,931	1,036,330
(1)	Salary includes all salary amounts deferred by the named executive officers under the Deferred Compensation Plan.
(2)

This column reflects the dollar amounts for the years shown of the aggregate grant date fair value of RSUs and PRSUs granted to our named executive officers. For PRSUs, which are subject to performance conditions, we report the grant date fair value based upon the probable outcome of such conditions and that value is consistent with the estimate of aggregate compensation cost to be recognized over the service period as of the grant date, excluding the effect of estimated forfeitures. For additional information on the valuation assumptions used in the calculation of these amounts, refer to notes 1(o) and 11 to the financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on February 21, 2014.

(3)

This column consists of cash awards made to the named executive officers pursuant to the Bonus Plan. This column sets forth bonus amounts in the year in which they are earned, although we typically pay them in the following fiscal year. This column includes the portion of the bonus, if any, deferred by them under our Deferred Compensation Plan.

(4)

This column consists of compensation received by our named executive officers in the form of matching contributions to the Deferred Contribution Plan and Company-paid life insurance premiums. For 2013, we paid matching contributions under the Deferred Compensation Plan as follows: (1) $29,007 for Ms. Salka, (2) $12,325 for Mr. Scott, (3) $12,083 for Ms. Jackson and (4) $7,977 for Mr. Henderson. In our 2013 proxy statement, we reported incorrect amounts in this column for 2012 for each named executive officer because of an inadvertent error. The amount of the errors ranged from $2,187 to $6,750 depending on the named executive officer. The 2012 amounts set forth in this column provides the correct amount of All Other Compensation for each named executive officer in 2012 and we also made corresponding adjustments to 2012 information in the Total column.

(5)

35,870 RSUs with an aggregate grant date fair value of $483,169, 45,987 TSR PRSUs with an aggregate grant date fair value of $715,558 and 23,913 EBITDA PRSUs with an aggregate grant date fair value of $290,901 comprise the amount of Ms. Salka’s 2013 stock awards. Assuming the highest level of performance conditions will be achieved for the 45,987 TSR PRSU award, the aggregate grant date fair value of such award would equal $979,003. Assuming the highest level of performance conditions will be achieved for the 23,913 EBITDA PRSU award, the aggregate grant date fair value of such award would equal $509,081.

(6)	“PEO” refers to our principal executive officer.
(7)

55,344 RSUs with an aggregate grant date fair value of $618,469 and 121,934 TSR PRSUs with an aggregate grant date fair value of $993,762 comprise the amount of Ms. Salka’s 2012 stock awards. Assuming the highest level of performance conditions will be achieved for the 121,934 TSR PRSU award, the aggregate grant date fair value of such award would equal $1,283,507.

(8)

93,426 RSUs with an aggregate grant date fair value of $582,511 and 93,425 TSR PRSUs with an aggregate grant date fair value of $796,915 comprise the amount of Ms. Salka’s 2011 stock awards. Assuming the highest level of performance conditions will be achieved for the 93,425 TSR PRSU award, the aggregate grant date fair value of such award would equal $1,019,384.

(9)

10,435 RSUs with an aggregate grant date fair value of $126,942, 13,378 TSR PRSUs with an aggregate grant date fair value of $208,162 and 6,957 EBITDA PRSUs with an aggregate grant date fair value of $84,631 comprise the amount of Mr. Scott’s 2013 stock awards. Assuming the highest level of performance conditions will be achieved for the 13,378 TSR PRSU award, the aggregate grant date fair value of such award would equal $284,807. Assuming the highest level of performance conditions will be achieved for the 6,957 EBITDA PRSU award, the aggregate grant date fair value of such award would equal $148,109.

(10)	“PFO” refers to our principal financial officer.
(11)

19,064 RSUs with an aggregate grant date fair value of $114,670 and 33,698 TSR PRSUs with an aggregate grant date fair value of $274,639 comprise the amount of Ms. Scott’s 2012 stock awards. Assuming the highest level of performance conditions will be achieved for the 33,698 TSR PRSU award, the aggregate grant date fair value of such award would equal $354,714.

(12)

25,951 RSUs with an aggregate grant date fair value of $161,804 and 25,952 TSR PRSUs with an aggregate grant date fair value of $221,371 comprise the amount of Mr. Scott’s 2011 stock awards. Assuming the highest level of performance conditions will be achieved for the 25,952 TSR PRSU award, the aggregate grant date fair value of such award would equal $283,169.

(13)

13,043 RSUs with an aggregate grant date fair value of $158,668, 16,722 TSR PRSUs with an aggregate grant date fair value of $260,194 and 8,696 EBITDA PRSUs with an aggregate grant date fair value of $105,787 comprise the amount of Mr. Henderson’s 2013 stock awards. Assuming the highest level of performance conditions will be achieved for the 16,722 TSR PRSU award, the aggregate grant date fair value of such award would equal $355,997. Assuming the highest level of performance conditions will be achieved for the 8,696 EBITDA PRSU award, the aggregate grant date fair value of such award would equal $185,127.

(14)

22,324 RSUs with an aggregate grant date fair value of $134,279 and 39,462 TSR PRSUs with an aggregate grant date fair value of $321,615 comprise the amount of Mr. Henderson’s 2012 stock awards. Assuming the highest level of performance conditions will be achieved for the 39,462 TSR PRSU award, the aggregate grant date fair value of such award would equal $415,387.

(15)

30,277 RSUs with an aggregate grant date fair value of $188,777 and 30,277 TSR PRSUs with an aggregate grant date fair value of $258,263 comprise the amount of Mr. Henderson’s 2011 stock awards. Assuming the highest level of performance conditions will be achieved for the 30,277 TSR PRSU award, the aggregate grant date fair value of such award would equal $330,360.

38    AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement

EXECUTIVE COMPENSATION DISCLOSURE

(16)

9,913 RSUs with an aggregate grant date fair value of $120,592, 12,709 TSR PRSUs with an aggregate grant date fair value of $197,752 and 6,609 EBITDA PRSUs with an aggregate grant date fair value of $80,398 comprise the amount of Ms. Jackson’s 2013 stock awards. Assuming the highest level of performance conditions will be achieved for the 12,709 TSR PRSU award, the aggregate grant date fair value of such award would equal $270,562. Assuming the highest level of performance conditions will be achieved for the 6,609 EBITDA PRSU award, the aggregate grant date fair value of such award would equal $140,700.

(17)

19,064 RSUs with an aggregate grant date fair value of $114,670 and 33,698 TSR PRSUs with an aggregate grant date fair value of $274,639 comprise the amount of Ms. Jackson’s 2012 stock awards. Assuming the highest level of performance conditions will be achieved for the 33,698 TSR PRSU award, the aggregate grant date fair value of such award would equal $354,714.

(18)

29,845 RSUs with an aggregate grant date fair value of $186,084 and 29,844 TSR PRSUs with an aggregate grant date fair value of $254,569 comprise the amount of Ms. Jackson’s 2011 stock awards. Assuming the highest level of performance conditions will be achieved for the 29,844 TSR PRSU award, the aggregate grant date fair value of such award would equal $325,635.

Grants of Plan-Based Awards

The following table contains information concerning grants of plan-based awards to the named executive officers under our cash and equity plans during the year ended December 31, 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)				All Other Stock Awards: # of Shares of Stock or Units		Grant Date Fair Value of Stock Awards ($) (8)
Name	Grant Date	Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)	Threshold (#) (5)		Target (#) (6)	Maximum (#) (7)
Susan R. Salka		194,760	695,250	1,390,500
	01/03/2013				5,748	(9)	45,987	80,477			715,558
	01/03/2013				5,978	(10)	23,913	41,848			290,901
	12/09/2013								35,870	(11)	483,169
Brian M. Scott		63,700	227,500	455,000
	01/03/2013				1,672	(9)	13,378	23,412			208,162
	01/03/2013				1,739	(10)	6,957	12,175			84,631
	01/03/2013								10,435	(12)	126,942
Ralph S. Henderson		20,800	260,000	624,000
	01/03/2013				2,090	(9)	16,722	29,264			260,194
	01/03/2013				2,174	(10)	8,696	15,218			105,787
	01/03/2013								13,043	(12)	158,668
Denise L. Jackson		54,670	195,250	390,500
	01/03/2013				1,589	(9)	12,709	22,241			197,752
	01/03/2013				1,652	(10)	6,609	11,566			80,398
	01/03/2013								9,913	(12)	120,592
(1)

The columns comprising the “Estimated Future Payouts Under Equity Incentive Plan Awards” set forth information regarding our grant of PRSUs to our named executive officers in 2013 of which there were two types: (1) TSR PRSUs based on total shareholder return over a three-period ending on December 31, 2015 and (2) EBITDA PRSUs based on our 2015 annual Adjusted EBITDA margin. The ultimate number of PRSUs that vest under these awards depends on the results of the TSR Measurement or our 2015 annual Adjusted EBITDA margin, each of which will be calculated approximately three years after the date of grant. We granted all equity awards reflected in this table under the Equity Plan.

(2)

The amount set forth in this column represents the minimum amount that a named executive officer would receive under our Bonus Plan if we met our 2013 Adjusted EBITDA bonus funding threshold (which we set just above our actual 2012 Adjusted EBITDA) and the named executive officer met the threshold for 2013 Pre-Bonus Adjusted EBITDA. We describe the Bonus Plan, including the 2013 metrics utilized for each named executive officer, in our CD&A above. There is no minimum threshold for a named executive officer’s Relative Performance/Individual Leadership Component under the Bonus Plan, which is why we have not factored in that Component in determining a threshold in this table.

(3)

The amount set forth in this column represents the amount that a named executive officer would receive under our Bonus Plan if the named executive officer met the target of each metric upon which his or her bonus is based. We describe the Bonus Plan, including the 2013 metrics utilized for named executive officers, in our CD&A above.

(4)

The Compensation Committee set the maximum bonus for 2013 under the Bonus Plan at 200% of the target amount for each named executive officer, other than Ralph Henderson, whose target amount the Compensation Committee set at 240%. The amount set forth in this column represents the amount that a named executive officer would receive under our Bonus Plan if all financial metrics to which he or she is subject exceeded our target for each metric by 10% to 30% (depending on the metric) and the individual, in the sole discretion of the Compensation Committee, demonstrated superior leadership, made exceptional individual contributions to our success in 2013 and our performance or the performance of the applicable division surpassed that of our direct competitors such that the Compensation Committee awarded him or her the maximum bonus for the Relative Performance/Individual Leadership Component. We describe the Bonus Plan, including the 2013 metrics utilized for named executive officers, in our CD&A above.

(5)

For TSR PRSUs awards, the number of shares set forth in this column assumes that the Relative TSR percentile would equal at least 25%, which establishes the minimum amount of performance that we must achieve for our named executive officers to earn a portion of the award. We describe Relative TSR in our CD&A above. For EBITDA PRSU awards, the number of shares set forth in this column assumes that our 2015 annual Adjusted EBITDA margin will equal at least 8.6%.

AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement    39

EXECUTIVE COMPENSATION DISCLOSURE

(6)

For TSR PRSUs, the number of PRSUs set forth in this column assumes that under the TSR Measurement each of the following conditions has been satisfied: (1) Relative TSR percentile equals at least 50% and (2) Absolute TSR exceeds zero. For EBITDA PRSU awards, the number of shares set forth in this column assumes that the 2015 annual Adjusted EBITDA margin will equal 9.3%.

(7)

The number of TSR PRSUs set forth in this column assumes that under the TSR Measurement each of the following conditions has been satisfied: (1) Relative TSR percentile equals at least 75% and (2) Absolute TSR exceeds zero. For EBITDA PRSU awards, the number of shares set forth in this column assumes that our 2015 annual Adjusted EBITDA margin will equal or exceed 9.9%.

(8)

This column represents the grant date fair value, calculated in accordance with SEC rules, of each equity award. For PRSUs, which are subject to performance conditions, we report the grant date fair value based upon the probable outcome of such conditions and that value is consistent with the estimate of aggregate compensation cost to be recognized over the service period as of the grant date, excluding the effect of estimated forfeitures. These amounts do not necessarily correspond to the actual value that will be realized by our named executive officers. For additional information on the valuation assumptions used in the calculation of these amounts, refer to notes 1(o) and 11 to the financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on February 21, 2014.

(9)	This row reflects a TSR PRSU grant.
(10)	This row reflects an EBITDA PRSU grant.
(11)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we achieve our Adjusted EBITDA targets in 2014 or 2015. If we meet our 2014 Adjusted EBITDA target, 33% of the RSUs will vest on the 13-month anniversary of the grant date (or upon determination that we met our Adjusted EBITDA target, if later). If we meet our 2015 Adjusted EBITDA target, 34% of the RSUs will vest on the second anniversary of grant date (or upon determination that we met our Adjusted EBITDA target, if later).

(12)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we achieve our Adjusted EBITDA targets in 2013 or 2014. We achieved our 2013 Adjusted EBITDA target, and, as a result, 33% of the aggregate RSUs underlying this award vested on February 20, 2014. If we meet our 2014 Adjusted EBITDA target, 34% of the aggregate RSUs underlying this award will vest on the second anniversary of the grant date (or upon determination that we met our Adjusted EBITDA target, if later).

40    AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement

EXECUTIVE COMPENSATION DISCLOSURE

Outstanding Equity Awards at Fiscal Year End

The following table represents equity interests held by the named executive officers as of December 31, 2013. Stock options, SARs, RSUs and PRSUs comprise the equity awards represented in the table.

	OPTION AWARDS (1)				STOCK AWARDS (2)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price ($)	Option Expiration Date	RSU or PRSU Award Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Susan R. Salka	05/18/2004	160,000	14.94	05/18/2014	01/25/2011	(4)	30,830	453,201
	05/04/2005	185,000	14.86	05/04/2015	01/25/2011	(5)			163,494	(6)	2,403,362
	04/12/2006	43,250	18.03	04/12/2016	04/20/2012	(7)			213,385	(8)	3,136,760
	04/08/2008	61,646	16.18	04/08/2018	12/10/2012	(9)	55,344	813,557
	01/07/2009	116,586	8.71	01/07/2019	01/03/2013	(10)			45,987	(11)	676,009
	02/02/2010	193,949	8.78	02/02/2020	01/03/2013	(12)			5,978	(13)	87,877
					12/09/2013	(14)	35,870	527,289
Brian M. Scott					01/25/2011	(4)	8,564	125,891
					01/25/2011	(5)			45,416	(6)	667,615
					04/20/2012	(15)	12,773	187,763
					04/20/2012	(7)			58,972	(8)	866,888
					01/03/2013	(9)	10,435	153,395
					01/03/2013	(10)			13,378	(11)	196,657
					01/03/2013	(12)			1,739	(13)	25,563
Ralph S. Henderson	09/04/2007	22,014	17.86	09/04/2017	01/25/2011	(4)	9,991	146,868
	04/08/2008	20,777	16.18	04/08/2018	01/25/2011	(5)			52,985	(6)	778,880
	01/07/2009	37,782	8.71	01/07/2019	04/20/2012	(15)	14,957	219,868
	02/02/2010	62,854	8.78	02/02/2020	04/20/2012	(7)			69,059	(8)	1,015,167
					01/03/2013	(9)	13,043	191,732
					01/03/2013	(10)			16,722	(11)	245,813
					01/03/2013	(12)			2,174	(13)	31,958
Denise L. Jackson	05/04/2005	65,000	14.86	05/04/2015	01/25/2011	(4)	9,849	144,780
	04/12/2006	11,662	18.03	04/12/2016	01/25/2011	(5)			52,227	(6)	767,737
	04/08/2008	18,402	16.18	04/08/2018	04/20/2012	(15)	12,773	187,763
					04/20/2012	(7)			58,972	(8)	866,888
					01/03/2013	(9)	9,913	145,721
					01/03/2013	(10)			12,709	(11)	186,822
					01/03/2013	(12)			1,652	(13)	24,284
(1)	Option Awards consist of stock options and SARs. We granted SARs from 2006 through 2010, and we granted stock options prior to 2006.
(2)	Stock Awards consist of RSUs and PRSUs granted under the Equity Plan.
(3)

The market value of stock awards and the equity incentive plan awards represents (1) the number of shares that had not vested as of December 31, 2013 as set forth in the applicable column, multiplied by (2) $14.70, the closing price of our Common Stock on December 31, 2013. For PRSUs, the number of shares set forth in the applicable column may be more or less than the target amount granted under the applicable award as detailed further in the footnotes below.

(4)	These RSUs vested on January 25, 2014.
(5)	These PRSUs vested on January 3, 2014.
(6)

The Compensation Committee performed the TSR Measurement for this award on January 3, 2014. Relative TSR measured at the 88th percentile, and Absolute TSR was positive. Based on those results, the number of PRSUs set forth in this column for this award, which was the maximum amount that could have been received under the award, vested on January 3, 2014.

(7)

The TSR PRSUs underlying this award vest on the date on which the Compensation Committee performs the TSR Measurement, which shall occur within 30 days after December 31, 2014. We describe the TSR Measurement in detail in the CD&A section above.

AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement    41

EXECUTIVE COMPENSATION DISCLOSURE

(8)

The ultimate number of TSR PRSUs that vest under this award depends on the results of the TSR Measurement. The target amount for each of Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson for his or her equity incentive plan award granted on April 20, 2012 is 121,934, 33,698, 39,462 and 33,698, respectively. For the target amount of TSR PRSUs to be earned, Relative TSR under the TSR Measurement would need to equal the 50th percentile and Absolute TSR would have to exceed zero. The range of TSR PRSUs that may be earned by the identified named executive officer under this award is zero to an amount equal to the product of (1) the target amount for such executive, multiplied by (2) 1.75 (the “2012 PRSU Maximum Amount”). The threshold amount equals 12.5% of the target amount. If we were to have conducted the TSR Measurement on December 31, 2013 (1) Relative TSR would have measured at the 95th percentile, and (2) Absolute TSR would have been positive. Based on those results, TSR PRSUs equal to the 2012 PRSU Maximum Amount would have been earned. Accordingly, pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, we set forth the number of shares representing the 2012 PRSU Maximum Amount for the award in this column.

(9)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we were to achieve our Adjusted EBITDA targets in 2013 or 2014. If we meet our 2013 Adjusted EBITDA target, 33% of the RSUs vest on the 13-month anniversary of the grant date (or upon determination that we met our Adjusted EBITDA target, if later). If we meet our 2014 Adjusted EBITDA target, 34% of the RSUs will vest on the second anniversary of the grant date (or upon determination that we met our Adjusted EBITDA target, if later). We achieved our 2013 Adjusted EBITDA target; accordingly 33% of the RSUs identified in this row vested on February 20, 2014, which is when we determined that we met our 2013 Adjusted EBITDA target.

(10)

The TSR PRSUs underlying this award vest on the date on which the Compensation Committee performs the TSR Measurement, which shall occur within 30 days after December 31, 2015. We describe the TSR Measurement in detail in the CD&A section above.

(11)

The ultimate number of TSR PRSUs that vest under this award depends on the results of the TSR Measurement. The target amount for each of Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson for his or her equity incentive plan award granted on January 3, 2013 is 45,987, 13,378, 16,722 and 12,709, respectively. For the target amount of TSR PRSUs to be earned, Relative TSR under the TSR Measurement would need to equal the 50th percentile and Absolute TSR would have to exceed zero. The range of TSR PRSUs that may be earned by the identified named executive officer under this award is zero to an amount equal to the product of (1) the target amount for such executive, multiplied by (2) 1.75. The threshold amount equals 12.5% of the target amount. If we were to have conducted the TSR Measurement on December 31, 2013 (1) Relative TSR would have measured at the 45th percentile, and (2) Absolute TSR would have been positive. Based on those results, TSR PRSUs equal to 85% of each named executive officer’s target amount would have been earned. Pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, however, we set forth the number of shares representing the target amount for the award in this column because the results of the TSR Measurement exceeded the threshold amount and fell below the target amount.

(12)	The EBITDA PRSUs underlying this award vest on January 3, 2016 (or the date, if later, the Compensation Committee determines our 2015 annual Adjusted EBITDA margin).
(13)

Because the performance goals for the EBITDA PRSUs reflected in this row do not begin to be measured until January 1, 2015, we cannot meaningfully measure performance or progress with respect to this award. Pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K (which provides that the number of shares reported in this column shall be based on achieving threshold performance goals), we set forth the number of shares representing the threshold amount for the award in this column. The target amount for each of Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson for his or her equity incentive plan award granted on January 3, 2013 set forth in this row is 23,913, 6,957, 8,696 and 6,609, respectively.

(14)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we achieve our Adjusted EBITDA targets in 2014 or 2015. If we meet our 2014 Adjusted EBITDA target, 33% of the RSUs vest on the 13-month anniversary of the grant date (or upon determination that we met our Adjusted EBITDA target, if later). If we meet our 2015 Adjusted EBITDA target, 34% of the RSUs will vest on the second anniversary of grant date (or upon determination that we met our Adjusted EBITDA target, if later).

(15)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we were to achieve our Adjusted EBITDA targets in 2012 or 2013. We achieved our 2012 Adjusted EBITDA target, and, as a result 33% of the RSUs vested on the 13-month anniversary of the grant date (and are not reflected as unvested in this row). If we were to meet our 2013 Adjusted EBITDA target, 34% of the original number of RSUs comprising the award will vest on the second anniversary of the grant date. We achieved our 2013 Adjusted EBITDA target, an, as a result, 34% of the original number of RSUs comprising the award (i.e., approximately 51% of the unvested number of shares set forth in this row) will vest on April 20, 2014 and the remainder will vest on April 20, 2015.

Option Exercises and Stock Vested

The following table shows information regarding exercises of option awards to purchase our Common Stock and vesting of stock awards held by our named executive officers during 2013, as of December 31, 2013.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (2)
Susan R. Salka	39,405		167,289	68,761	(3)	853,436
Brian M. Scott	12,954	(4)	76,947	22,009		285,029
Ralph S. Henderson	—		—	42,973		543,123
Denise L. Jackson	47,945	(5)	97,641	41,388		521,847
(1)

We calculate the “Value Realized on Exercise,” by multiplying (A) the number of shares acquired on exercise as set forth in this table and (B) the difference between (i) the closing price of our Common Stock on the respective dates of exercise and (ii) the applicable exercise price.

(2)	We calculate the “Value Realized on Vesting” by multiplying (A) the number of shares acquired on vesting and (B) the closing price of our Common Stock on the applicable dates of vesting.
(3)	This amount includes 36,996 shares of Common Stock that vested in 2013, of which Ms. Salka deferred receipt under our Deferred Compensation Plan.
(4)	This amount reflects 12,954 SARs exercised by Mr. Scott. As a result of Ms. Scott’s exercise of 12,954 SARs, he actually received 5,140 shares of Common Stock (less shares withheld for tax purposes).
(5)

This amount equals the sum of (1) 20,445 SARs exercised by Ms. Jackson, and (2) 27,500 shares of Common Stock Ms. Jackson received upon her exercise of 27,500 options. As a result of Ms. Jackson’s exercise of 20,445 SARs, she actually received 5,829 shares of Common Stock (less shares withheld for tax purposes).

42    AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement

EXECUTIVE COMPENSATION DISCLOSURE

Nonqualified Deferred Compensation

We adopted and maintain our Deferred Compensation Plan, which provides our executives, including our named executive officers, with the opportunity to defer up to 80% of their base salary and up to 90% of their bonus. The Deferred Compensation Plan also permits executives to defer the settlement date of their RSUs or PRSUs. In 2013, we matched 25% up to the first 8% of the executive’s eligible cash compensation for a maximum match of 2% of the executive’s cash compensation. Beginning in 2014, we will match up to 30% of the first 8% of the executive’s eligible cash compensation for a maximum match of 2.4% of the executive’s cash compensation. The Deferred Compensation Plan credits deferrals (other than deferrals of RSUs or PRSUs) with earnings or losses based upon the executive’s selection of 13 publicly traded mutual funds, which may change from time to time. The measurement funds are: Nationwide VIT Money Market, PIMCO VIT Real Return, PIMCO VIT Total Return, LASSO® Long and Short Strategic Opportunities®, T. Rowe Price Equity Income II, Dreyfus Stock Index Initial Class,

American Funds IS Growth 2, Goldman Sachs VIT Mid Cap Value, Morgan Stanley UIF Mid Cap Growth I, Royce Capital Small Cap, Vanguard VIF Small Company Growth, MFS VIT II International Value, and American Funds IS International 2. Executives may change their election of measurement funds on a daily basis.

Benefits under the Deferred Compensation Plan are payable in a lump sum or in annual installments for a period of up to ten years beginning six months after the executive’s separation from service. Executives may also select at the time of deferral to be paid upon a change in control or a fixed distribution date, which must be at least two years after the date of deferral. Benefits under the Deferred Compensation Plan are also payable if the executive experiences an unforeseen financial emergency. Deferrals of RSUs or PRSUs are settled in shares upon a fixed date selected by the executive or upon a separation from service or change in control.

The following table reflects contributions made by the named executive officers and matching contributions made by us under the Deferred Compensation Plan for fiscal year 2013 as well as the named executive officers’ aggregate earnings, withdrawals and balance information.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contribution in Last FY ($) (1)		Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals or Distributions ($)		Aggregate Balance at FYE ($) (4)
Susan R. Salka	570,155	(5)	29,007	283,453	1,513,499	(6)	2,927,762	(7)
Brian M. Scott	54,634		12,325	46,359	—		276,647
Ralph S. Henderson	39,885		7,977	50,945	—		316,945
Denise L. Jackson	48,330		12,083	159,856	—		729,556
(1)

The 2013 “Salary” and 2012 “Non-Equity Incentive Compensation” columns of the Summary Compensation Table include the contributions, as applicable, of the named executive officers set forth in this table.

(2)	We include the matching contributions made by us set forth in this column in the 2013 “All Other Compensation” column of the Summary Compensation Table.
(3)	Aggregate earnings are not reflected in the Summary Compensation Table. Additionally, any changes in the value of deferred vested RSUs or PRSUs are not included in this column.
(4)

To the extent our named officers made contributions or we made matching contributions to our named executive officers for the periods set forth in the Summary Compensation Table, such amounts are included (subject to increases or decreased earnings on such amounts) in this column.

(5)

This amount includes the fair market value as of the date of deferral of Ms. Salka’s deferral of a total of 36,996 shares of our Common Stock in 2013. Ms. Salka’s total cash contribution equaled $116,029.

(6)

This amount includes $1,513,499 representing the value of 112,111 deferred vested RSUs released from Ms. Salka’s deferred compensation account, determined based on the price of our Common Stock on the date of release.

(7)

This amount includes $996,395 representing the value of 67,782 deferred vested RSUs in Ms. Salka’s deferred compensation account, determined based on our Common Stock price of $14.70 per share, the closing price on December 31, 2013.

Termination of Employment and Change in Control Arrangements

Ms. Salka’s Employment Agreement

We are party to an employment agreement with Ms. Salka dated May 4, 2005, as amended February 6, 2008. The employment agreement provides that Ms. Salka will serve as our President and CEO. For her services in that capacity,

Ms. Salka (1) receives a base salary that we may increase annually at our discretion, (2) is eligible to receive an annual bonus subject to meeting certain performance-based criteria, and (3) is eligible to participate in our equity plans, employee benefit plans and other benefits programs provided in the same manner and to the same extent as our other senior

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EXECUTIVE COMPENSATION DISCLOSURE

management. The term of the employment agreement ends May 4, 2015. Ms. Salka’s employment agreement automatically renews unless a party gives notice 120 days prior to the expiration date that such party does not wish to extend the term of the employment agreement.

The employment agreement provides that Ms. Salka will receive severance benefits under three certain circumstances as follows:

(1)	Death or Disability. In the event of her disability or death, Ms. Salka or her estate, as applicable, would be entitled to an immediate lump sum severance payment equal to the sum of (A) two times her then-current annual base salary, (B) an amount equal to the average of bonuses earned for the three most recent fiscal years (“Average Bonus”) by her; and (C) the value of two years of continued medical, dental and, if applicable, life and disability insurance benefits.

(2)

Termination for Reason Other than for Cause or Resignation for Good Reason. If we terminate Ms. Salka’s employment for any reason other than for “cause,”[11] or if she terminates her employment for “good reason,”[12] Ms. Salka would be entitled to receive from us, not later than 30 days following termination of employment, a lump sum amount equal to the sum of (A) two times her then-current annual base salary, (B) two times her Average Bonus, and (C) the value of two years of continued medical, life, dental and disability insurance benefits.

(3)

Change in Control. If, within one year following a “change in control,”[13] we terminate Ms. Salka for any reason other than for cause, or if she terminates her employment for good reason, she would be entitled to receive, as soon as reasonably practicable following her termination, a lump sum amount equal to the sum of (A) three times her then-current annual base salary, (B) three times her Average Bonus, and (C) the value of two years of continued medical, life, dental and disability insurance benefits. In addition, any unvested shares of RSUs, unvested options or other equity-based compensation awards, held by Ms. Salka would automatically become 100% vested upon any “change in control” (as defined in Ms. Salka’s equity award agreements and the Equity Plan).

Under some circumstances, amounts payable under Ms. Salka’s employment agreement are subject to a full “gross-up” payment to make her whole if she is deemed to have received “excess parachute payments” under Section 4999 of the Code. The employment agreement has not been amended in recent years; since 2009, we have committed to cease entering into employment agreements with tax gross-ups. Payment of all or a portion of the amounts set forth above may be delayed six months following her termination, if necessary to comply with the requirements of Section 409A of the Code. The employment agreement requires Ms. Salka to release any claims against us. The employment agreement also contains a confidentiality provision and a provision requiring Ms. Salka not to solicit our employees during its term and for a period of two years thereafter.

[11]	“Cause” is defined in the employment agreement as a termination of employment by us due to Ms. Salka’s (i) commission of an act of fraud or embezzlement against us or any of our subsidiaries or conviction in a court of law, or guilty plea or no contest plea, of any charge involving an act of fraud or embezzlement; (ii) conviction in a court of law, or guilty plea or no contest plea, to a felony charge; (iii) willful misconduct as our employee or as an employee for any of our subsidiaries that is reasonably likely to result in injury or financial loss to us or our subsidiaries; (iv) willful failure to render services to us or any of our subsidiaries in accordance with her employment duties, which amounts to a material neglect of duties to us and does not result from physical illness, injury or incapacity, and which failure is not cured promptly after adequate notice; or (v) a material breach of certain covenants of the employment agreement, if not cured within 30 days after written notice.
[12]	“Good Reason” is defined in the employment agreement as (i) a material breach by us of the employment agreement with the exception of certain provisions thereto or of the non-qualified stock option agreement not cured within 30 days after the Board’s receipt of written notice of such non-compliance; (ii) the assignment to Ms. Salka without her consent of duties materially and adversely inconsistent with her position, duties or responsibilities, or a change in her title or office, or any removal of her from any of such positions, titles or offices, or any failure to elect or reelect her as a member of the Board or any removal of her as such a member, subject to certain exceptions; or (iii) the relocation of our corporate headquarters from San Diego, California of more than 50 miles without her approval.
[13]	“Change in control” is defined in the employment agreement as occurring upon: (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (2) our dissolution or liquidation; (3) the sale of all or substantially all of our business or assets; or (4) the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of our stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) our stockholders cease to beneficially own, directly or indirectly, in substantially the same proportion as they owned the then outstanding voting securities immediately prior to the Business Combination, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” means the corporation resulting from a Business Combination, and “Parent Corporation” means the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

44    AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement

EXECUTIVE COMPENSATION DISCLOSURE

The following table sets forth illustrative examples of the payments and benefits Ms. Salka would have received if any of the circumstances described above occurred as of December 31, 2013.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

ARRANGEMENTS CHIEF EXECUTIVE OFFICER

Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)		Tax Gross- Up ($) (2)	TOTAL ($)
Termination of Employment by Us without Cause or by Ms. Salka for Good Reason Absent a Change in Control	1,390,500	1,416,257	53,691	—		—	2,860,448
Disability	1,390,500	708,129	12,976	—		—	2,111,605
Death	1,390,500	708,129	12,976	—		—	2,111,605
Termination of Employment by Us without Cause or by Ms. Salka for Good Reason with a Change in Control	2,085,750	2,124,386	53,691	8,260,301	(3)	6,888,313	19,412,441
(1)

We computed the value of accelerated equity awards using a share price of $14.70, the closing price of our Common Stock on December 31, 2013. This column does not reflect awards that had already vested as of December 31, 2013. As set forth in the applicable equity award agreements, for TSR PRSUs, we have utilized the number of shares Ms. Salka would have received if the applicable TSR Measurements were performed on December 31, 2013; for EBITDA PRSUs we have utilized the target number underlying the applicable awards.

(2)

We calculated the tax gross-up amount based on a number of assumptions, and that amount includes the amount of the 20% excise tax plus the highest federal and California marginal income tax rates and Medicare tax of 1.4%.

(3)

In the event there were a Change in Control absent a termination of employment, all unvested equity awards of Ms. Salka still accelerate pursuant to the terms of the equity awards. The value of such accelerated equity awards is set forth in this column. In such a scenario, Ms. Salka may be entitled to a tax gross-up payment. Utilizing the assumptions in footnote 2 to this table, the amount of the tax gross-up on the accelerated equity award value would be $3,930,280.

Executive Officer Severance Agreements

We are party to executive severance agreements with (1) Ms. Jackson, dated May 4, 2005, as amended on March 8, 2006 and February 6, 2008, (2) Mr. Henderson, dated September 4, 2007, as amended February 6, 2008, and (3) Mr. Scott, dated January 24, 2011. The severance agreements are virtually identical and provide that the applicable named executive officer will receive severance benefits if we terminate his or her employment without “cause,” or relocate his or her position to a locale beyond a 50-mile radius of our current corporate headquarters in San Diego, California (in either case, an involuntary termination). If an involuntary termination occurs, but not within one year of a “change in control” (defined as in Ms. Salka’s employment agreement, see footnote 13, above), benefits include a cash payment equal to the applicable named executive officer’s then-current annual base salary, payment of a prorated portion of his or her Average Bonus and reimbursement for the COBRA health coverage for his or her health insurance for a one-year period (or until he or she becomes eligible for comparable coverage under another employer’s health plans, if earlier), less his or her share of premiums. If an involuntary termination occurs within one year of a change in control, the applicable named executive officer’s severance payment equals two times the sum of (A) his or her then-current annual base salary, plus (B) an amount equal to his or her Average Bonus. Each severance agreement contains a requirement that the named executive officer execute a general release in our favor as a condition to receiving the severance payments.

AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement    45

EXECUTIVE COMPENSATION DISCLOSURE

The following table sets forth illustrative examples of the payments and benefits Mr. Scott, Mr. Henderson and Ms. Jackson would have received if any of the circumstances described above occurred as of December 31, 2013.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

ARRANGEMENTS OTHER EXECUTIVE OFFICERS

Brian M. Scott
Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards($) (1)	TOTAL ($)
Involuntary Absent a Change in Control	350,000	266,653	10,272	—	626,925
Involuntary Within One Year of a Change in Control	700,000	533,306	10,272	2,270,971	3,514,549
Ralph S. Henderson
Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)	TOTAL ($)
Involuntary Absent a Change in Control	400,000	325,102	7,200	—	732,302
Involuntary Within One Year of a Change in Control	800,000	650,204	7,200	2,689,276	4,146,680
Denise L. Jackson
Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)	TOTAL ($)
Involuntary Absent a Change in Control	355,000	245,230	4,452	—	604,682
Involuntary Within One Year of a Change in Control	710,000	490,460	4,452	2,368,834	3,573,746
(1)

Pursuant to the terms of the equity award agreements with our named executive officers, upon a change in control of the Company, all of their unvested equity awards become vested and exercisable regardless of whether there is a termination of employment. We have included the value of accelerated vesting of each named executive officer’s equity awards in the table above. For this purpose, we used $14.70, the closing price of our Common Stock on December 31, 2013. This column does not reflect awards that had already vested as of December 31, 2013. As set forth in the applicable equity award agreements, for TSR PRSUs, we have utilized the number of shares the named executive officers would have received if the applicable TSR Measurements were performed on December 31, 2013; for EBITDA PRSUs we have utilized the target number underlying the applicable awards.

46    AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. As previously disclosed, the Board has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next stockholder advisory vote will occur at our 2015 Annual Meeting of Stockholders.

As described in detail in the CD&A section above, we design our executive compensation programs to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, we reward our named executive officers for our successful performance, the achievement of specific annual, long-term and strategic goals, and the realization of increased shareholder value. Our executive compensation programs are substantially tied into our key business objectives and total shareholder return, and, therefore, aligned with the interests of our stockholders. The Board maintains the highest level of corporate governance over our executive pay programs, and closely monitors best practices and the compensation programs and pay levels of executives at peer companies to ensure that our compensation programs are within the norm of a range of market practices.

We have two stockholder-approved incentive plans that we use to motivate, retain and reward our executives. These cash and equity plans make up a majority of the pay we provide to our executives. As a result of this pay-for-performance structure, our CEO realized significantly more in 2011 and 2012, when our Common Stock price appreciated significantly and we delivered strong financial results, and realized a modest increase in 2013 when our Common Stock price increased at slightly below the median of the companies in the Russell 2000 Index on December 31, 2012. We believe our performance pay structure appropriately incents executives without excessive risk. In 2013, the Compensation Committee further emphasized its philosophy of pay-for-performance by introducing a long-term incentive award based on our ability to meet an annual consolidated Adjusted EBITDA margin of 9.3% for 2015.

We ask that you support the compensation of our named executive officers as disclosed in our CD&A and the accompanying tables contained in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and the other related tables and narrative disclosure.”

Because your vote is advisory, it will not bind us, the Compensation Committee, or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs and policies.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE

COMPENSATION DISCLOSURE RULES OF THE SEC.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not employees of the Company, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist the Board to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls that management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements with management. In giving the Audit Committee’s recommendation to the Board, it has relied on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm, KPMG, included in its report on the Company’s consolidated financial statements.

The Audit Committee is responsible for the appointment, subject to stockholder ratification, of the Company’s independent registered public accounting firm. The members of the Audit Committee are independent as defined by Section 303A of the NYSE Listed Company Manual.

In this context, the Audit Committee has reviewed and discussed with management management’s report on the effectiveness of the Company’s internal control over financial reporting as well as KPMG’s report related to its audit of (i) the consolidated financial statements; and (ii) the effectiveness of internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence. KPMG advised the Audit Committee that KPMG was and continues to be independent accountants with respect to the Company.

The Audit Committee discussed with KPMG the overall scope and plans for its audits. The Audit Committee has met with KPMG, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and KPMG, the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

Audit Committee Members

Mark G. Foletta

Andrew M. Stern

Paul E. Weaver

48    AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3:

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

On February 25, 2014, upon the recommendation of the Audit Committee, the Board appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The Board proposes and recommends that the stockholders ratify this appointment.

Independent Registered Public Accounting Firm

KPMG served as our principal independent registered public accounting firm for 2013. Representatives from KPMG will be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions. The following sets forth the fees paid or accrued for audit services and the fees paid for audit-related, tax and all other services rendered by KPMG for each of the last two years:

Audit Fees: KPMG billed $1,291,060 and $1,293,487 for audit fees in 2013 and 2012, respectively. Audit fees consist of fees for professional services rendered in connection with the annual audits of (i) our consolidated financial statements, (ii) the effectiveness of internal control over financial reporting, (iii) reviews of the interim consolidated financial statements included in quarterly reports, and (iv) fees for SEC registration statement services.

Audit-Related Fees: KPMG billed $1,650 and $1,650 for audit-related services in 2013 and 2012, respectively. Audit-related fees consist principally of a subscription to an on-line research tool licensed from KPMG.

Tax Fees: KPMG billed (1) $343,406 in 2013 for professional services rendered primarily relating to an audit by the Internal Revenue Service and tax-related due diligence in connection with our ShiftWise acquisition, and (2) $127,213 in 2012 for professional services rendered relating to the tax returns of Medfinders related entities and an audit by the Internal Revenue Service.

All Other Fees: We did not incur any other fees billed by KPMG in 2012 or 2013.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. In 2012 and 2013, the Audit Committee approved all fees billed by KPMG prior to the engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

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SECURITY OWNERSHIP AND OTHER MATTERS

SECURITY OWNERSHIP AND OTHER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the Record Date regarding (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock, (ii) each director and director nominee of the Company, (iii) the named executive officers and (iv) all executive officers and directors as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Beneficial ownership includes shares for which a person, directly or indirectly, has or shares voting or investment power,

or both, and also includes shares that each such person or group had the right to acquire within 60 days following the Record Date, including upon the exercise of options or warrants. Where applicable, we calculate the percentage of Common Stock beneficially owned by including the number of shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date in both the numerator and the denominator.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Class
EdgePoint Investment Group Inc. (1)	6,457,886	13.92%
BlackRock, Inc. (2)	4,560,787	9.83%
EdgePoint Global Portfolio (1)	3,647,457	7.86%
Wells Fargo & Company (3)	3,328,220	7.17%
Metropolitan West Capital Management, LLC (3)	2,614,570	5.64%
Manulife Asset Management (US) LLC (4)	2,502,163	5.39%
Susan R. Salka (5) (6)	773,322	1.65%
Andrew M. Stern (6) (7)	157,041	*
Denise L. Jackson (8)	147,143	*
Ralph S. Henderson (6) (9)	119,710	*
Paul E. Weaver (6) (10)	115,318	*
R. Jeffrey Harris (6) (11)	103,596	*
Douglas D. Wheat (6) (12)	75,320	*
Dr. Michael M.E. Johns (6) (13)	68,158	*
Martha H. Marsh (6) (14)	58,346	*
Brian M. Scott (15)	41,207	*
Mark G. Foletta (16)	14,107	*
All directors, director nominees and executive officers as a group	1,673,268	3.53%
*	Less than 1%.
(1)

EdgePoint Investment Group Inc. (“EIG”) has shared voting power and shared dispositive power over the 6,457,886 shares of our Common Stock it beneficially owns. EIG serves as an advisor/portfolio manager to, among others, EdgePoint Global Portfolio (“EGP”). According to the disclosure set forth in the Schedule 13G/A (Amendment No. 5) filed by, among others, EIG and EGP, on January 28, 2014 (the “EIG/EGP Schedule 13G”), EIG has shared voting and dispositive power over shares beneficially owned by EGP. Accordingly, the number of shares of our Common Stock that EIG beneficially owns includes 3,647,457 shares beneficially owned by EGP that are also reflected in this table. EIG and EGP are party to an investment management agreement pursuant to which all voting and dispositive power over securities held by EGP is delegated to EIG. EGP reports that it has shared voting power and shared dispositive power over the 3,647,457 shares of our Common Stock it reports to beneficially own. EIG’s and EGP’s address is 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada. Ownership amount and the other information contained in this table and accompanying footnote for EIG and EGP, including voting power and dispositive power information, are based solely on information contained in the EIG/EGP Schedule 13G.

(2)

Of the 4,560,787 shares of Common Stock BlackRock, Inc. beneficially owns, it has sole voting power over 4,449,368 shares of Common Stock and sole dispositive power over 4,560,787 shares of Common Stock. BlackRock, Inc.’s address is 40 East 52nd Street, New York, NY 10022. Ownership amount and other information contained in this table and accompanying footnote for BlackRock, Inc., including voting power and dispositive power information, are based solely on information contained in the Schedule 13G/A (Amendment No. 4) filed by BlackRock, Inc. with the SEC on January 31, 2014.

(3)

Of the 3,328,220 shares of Common Stock Wells Fargo & Company (“Wells Fargo”) beneficially owns, it has no sole voting power or sole dispositive power over any shares of Common Stock. It has shared voting power over 2,903,452 shares of Common Stock and shared dispositive power over 3,328,220 shares of Common Stock. Wells Fargo has shared voting power over 2,008,455 shares and shared dispositive power over 2,614,570 shares beneficially owned by Metropolitan West Capital Management, LLC (“MWCM”). Accordingly, the number of

50    AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement

SECURITY OWNERSHIP AND OTHER MATTERS

shares of our Common Stock that Wells Fargo beneficially owns includes 2,614,570 shares beneficially owned by MWCM that are also reflected in this table. MWCM has no sole voting power or sole dispositive power over any shares it beneficially owns. Wells Fargo’s address is 420 Montgomery Street, San Francisco, CA 94104. MWCM’s address is 610 Newport Ctr. Dr., #1000, Newport Beach, CA 92660. Ownership amount and other information contained in this table and accompanying footnote for Wells Fargo and MWCM, including voting power and dispositive power information, are based solely on information contained in the Schedule 13G filed by Wells Fargo and MWCM with the SEC on January 27, 2014.
(4)

Manulife Asset Management (US) LLC’s (“MAM (US)”) address is 197 Clarendon Street, Boston, Massachusetts 02116. Manulife Financial Corporation (“MFC”) reports to beneficially own no shares, except through its indirect, wholly-owned subsidiaries, Manulife Asset Management (North America) Limited, which reports to own 13,778 shares of our Common Stock, and MAM US. If MFC were deemed to beneficially own such shares, it would own 2,515,941 shares of our Common Stock but it indicates it has no sole or shared voting or dispositive power over such shares. Because of the ambiguity relating to MFC’s reporting of its beneficial ownership, we have not set forth its potential beneficial ownership of such shares on the table above. Ownership amount and the other information contained in this table and accompanying footnote for MAM (US) and the other persons identified in this footnote, including voting power and dispositive power information, are based solely on information contained in the Schedule 13G (Amendment No. 1) filed by, among others, MAM (US) and MFC with the SEC on February 13, 2014.

(5)

Includes (1) 314,983 shares owned directly by Ms. Salka and (B) 458,339 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 458,339 shares consist of (A) 345,000 shares of Common Stock underlying vested options and (B) 113,339 shares of Common Stock that she had a right to receive on the Record Date if she exercised all 415,431 of her vested SARS on the Record Date. Ms. Salka also has 67,782 vested RSUs for which she has deferred receipt under our Deferred Compensation Plan until her separation from service. Under the terms of the applicable RSU agreements, if Ms. Salka is a “specified employee” within the meaning of Section 409A of the Code, which she is, the distribution of her Common Stock would be delayed six months and one day. Accordingly, we have not included her 67,782 deferred Vested RSUs in the table above because she would have no right to receive such shares within 60 days of the Record Date even if her employment with us terminated on the Record Date. If we were to include such amounts, the number of shares beneficially owned by her as set forth in this table would be increased by the corresponding amount.

(6)

Certain of our named executive officers and directors have vested equity awards in the form of SARs. Under our SARs, grantees have the right to acquire an amount of our Common Stock equal in value to the difference between the fair value of our Common Stock on the date of exercise less the grant price. This table reflects the gross number of shares of Common Stock that the applicable named executive officer or director had the right to acquire on the Record Date based on (A) the fair value of our Common Stock on the Record Date, which equaled $13.78, and (B) the presumed exercise of all SARS that have vested or will vest within 60 days of the Record Date for such individual. The range of grant prices of our outstanding SARs for our named executive officers and our directors is $5.32 to $24.95 (the “SAR Grant Price Range”). For the number of SARs held by the named executive officers and their respective SAR Grant Price Ranges, please see the section entitled “Outstanding Equity Awards at Fiscal Year End” set forth above. The number of vested SARs held by our directors (no director has unvested SARs) and their respective SAR Grant Price Range are as follows:

Director	# of Vested	SAR Grant Price Range ($)
Mark G. Foletta	0	N/A
R. Jeffrey Harris	29,543	6.00 to 24.95
Dr. Michael M.E. Johns	18,154	6.00 to 8.83
Martha H. Marsh	5,397	5.32
Andrew M. Stern	25,098	6.00 to 24.95
Paul E. Weaver	27,320	6.00 to 24.95
Douglas D. Wheat	13,095	16.18 to 24.95

Additionally, in accordance with our policy, directors and named executive officers are not permitted to pledge, hypothecate or otherwise place liens on any equity securities of the Company that they own. Accordingly, no shares of Common Stock identified as beneficially owned in this table by our named executive officers and directors are pledged as security.
(7)

Includes (1) 27,668 shares owned directly by Mr. Stern and (2) 129,373 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 129,373 shares consist of (A) 60,000 shares of Common Stock underlying vested options, (B) 7,600 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 25,098 of his vested SARS on the Record Date, (C) 51,758 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (D) 10,015 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(8)

Includes (1) 75,661 shares owned directly by Ms. Jackson and (2) 71,482 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 71,482 shares consist of (A) 65,000 shares of Common Stock underlying vested options and (B) 6,482 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(9)

Includes (1) 75,390 shares of Common Stock owned directly by Mr. Henderson and (2) 44,320 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 44,320 shares consist of (A) 36,730 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 143,427 of his vested SARS on the Record Date and (B) 7,590 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(10)

Includes (1) 65,743 shares owned directly by Mr. Weaver and (2) 49,575 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 49,575 shares consist of (A) 7,600 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 27,320 of his vested SARS on the Record Date, (B) 31,960 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (C) 10,015 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(11)

Includes (1) 41,243 shares owned directly by Mr. Harris and (2) 62,353 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 62,353 shares consist of (A) 10,000 shares of Common Stock underlying vested options, (B) 7,600 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 29,543 of his vested SARS on the Record Date, (C) 34,738 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (D) 10,015 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(12)

Includes (1) 10,567 shares of Common Stock owned directly by Mr. Wheat and (2) 64,753 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 64,753 shares consist of (A) 20,000 shares of Common Stock underlying vested options, (B) 34,738 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (C) 10,015 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(13)

Includes (1) 28,743 shares owned directly by Dr. Johns and (2) 39,415 shares of Common Stock deemed to be beneficially owned by Dr. Johns by reason of the right to acquire such shares within 60 days following the Record Date, which 39,415 shares consist of (A) 8,290 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 18,154 of his vested SARS on the Record Date, (B) 21,110 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (C) 10,015 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement    51

SECURITY OWNERSHIP AND OTHER MATTERS

(14)

Includes (1) 16,168 shares of Common Stock owned directly by Ms. Marsh and (2) 42,178 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 42,178 shares of Common Stock consist of (A) 3,313 shares of Common Stock that she has a right to receive on the Record Date if she exercised all 5,397 of her vested SARS on the Record Date, (B) 28,850 shares of Common Stock underlying vested RSUs for which receipt has been deferred until her separation from service and (C) 10,015 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(15)	Includes (1) 34,725 shares owned directly by Mr. Scott and (2) 6,482 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date that he is deemed to beneficially own.
(16)

Includes equity awards for 14,107 shares of Common Stock deemed to be beneficially owned by Mr. Foletta by reason of the right to acquire such shares within 60 days following the Record Date, which 14,107 shares consist of (A) 4,092 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (B) 10,015 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act generally requires our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than 10%

stockholders are required by SEC rules to furnish us with copies of Section 16(a) forms they file. We believe that all of our directors, named executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them in 2013.

Stockholder Proposals for the 2015 Annual Meeting

From time to time, stockholders present proposals, which may be proper subject for inclusion in the proxy statement and for consideration at the next annual meeting of stockholders. Any stockholder who desires to bring a proposal at our 2015 Annual Meeting of Stockholders without including such proposal in our proxy statement must deliver written notice thereof to our Secretary not before December 24, 2014 and not later than January 23, 2015. We must receive stockholder proposals intended to be included in the 2015 proxy statement no later than November 12, 2014 at 5:00 p.m. Pacific Time. The stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act.

If a stockholder proposal is not properly submitted for inclusion in the 2015 proxy statement pursuant to the requirements described above (but otherwise complies with the advanced notice provisions of our Bylaws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2015 proxy statement about the nature of the matter and how management intends to vote on such matter.

Annual Report

Stockholders will receive with this proxy statement a copy of our Annual Report including the financial statements and the financial statement schedules included in our annual report on Form 10-K as filed with the SEC for the fiscal year ended

December 31, 2013 and certain exhibits thereto. Stockholders may request additional copies in writing to the following address:

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Attn: Denise L. Jackson, Secretary

52    AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement

SECURITY OWNERSHIP AND OTHER MATTERS

Delivery of Proxy Statement, Annual Report or Notice of Internet Availability of Materials

We may satisfy SEC rules regarding delivery of our proxy materials, including our proxy statement, or delivery of the Notice by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” To the extent we have done so, we have delivered only one set of proxy materials or one Notice, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date.

We undertake to deliver promptly upon written or oral request a separate copy of our proxy statement, our annual report and/or our Notice, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, please contact our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at 866-871-8519. If your Common Stock is held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our annual report or the Notice, either now or in the future, please contact your brokerage or bank. If your brokerage or bank is unable or unwilling to assist you, please contact us as indicated above.

Stockholders sharing an address who are receiving multiple copies of proxy materials and who want to receive a single copy of our annual reports, proxy statements and/or our Notices may do so by contacting our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at 866-871-8519.

Other Business

The Board does not know of any other matter that will come before the Annual Meeting other than those described in this proxy statement. If any other matters properly come up before the Annual Meeting, the persons named in the form of proxy intend to vote all proxies in accordance with their judgment on such matters.

AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement    53

EXHIBIT A

EXHIBIT A TO PROXY STATEMENT

Information Required to Have a Nominee of a Stockholder Considered by the Corporate Governance Committee for Election at the 2015 Annual Meeting of Stockholders

To have a nominee considered by the Corporate Governance Committee for election at the 2015 Annual Meeting of Stockholders, a stockholder must submit the recommendation with the information set forth below in writing to our Secretary at our corporate headquarters no later than January 23, 2015 and no sooner than December 24, 2014.

•	The name and address of the candidate;

•

A brief biographical description of the candidate, including the candidate’s occupation for at least the last five years, and a statement of the qualifications of the candidate taking into account the qualifications requirements set forth in our Guidelines as well as:

(1)	the name and address, as they appear on our books, of the stockholder and the name and address of any beneficial owner on whose behalf a nomination is being made and the names and addresses of their affiliates,

(2)	the class and number of shares of stock held of record and beneficially by such stockholder, and any such beneficial owner or affiliate, and the date such shares were acquired,

(3)	a description of any agreement, arrangement or understanding regarding such nomination between or among such stockholder, beneficial owners, affiliates or any other persons (including their names) acting in concert with any of the foregoing, and a representation that the stockholder will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(4)	a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the notice of nomination by, or on behalf of, such stockholder, beneficial owners or affiliates the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of such stockholder, beneficial owners or affiliates with respect to shares of our capital stock and a representation that the stockholder will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(5)	a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which such stockholder, beneficial owners or affiliates have a right to vote any shares of our capital stock,

(6)	a representation that the stockholder is a holder of record of our capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination,

(7)	all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, and the written consent of each stockholder nominee to being named in a proxy statement as a nominee and to serve if elected,

(8)	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, beneficial owners, affiliates or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder, beneficial owner or any person acting in concert therewith, were the “registrant” for purposes of such rule and the stockholder nominee were a director or executive of such registrant,

(9)	a statement of whether the stockholder nominee agrees to tender a resignation if he or she fails to receive the required vote for re-election, in accordance with the Guidelines and Section 3.3 of the Bylaws, and

(10)	all other information that would be required to be filed with the SEC if the stockholder, beneficial owner or affiliate were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto.

We may require any stockholder nominee to furnish such other information as we may reasonably require to determine the eligibility of the stockholder nominee to serve as one of our directors.

AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement    A-1

EXHIBIT B

EXHIBIT B TO PROXY STATEMENT

Non-GAAP Reconciliation for Consolidated Adjusted EBITDA

Twelve Months Ended December 31,
(in thousands)	2013
Revenue
Nurse and allied healthcare staffing	$681,979
Locum tenens staffing	287,484
Physician permanent placement services	42,353

$1,011,816

Segment operating income (1)
Nurse and allied healthcare staffing	$82,458
Locum tenens staffing	24,712
Physician permanent placement services	8,929

116,099
Unallocated corporate overhead	30,927

Adjusted EBITDA (2)	85,172

Depreciation and amortization	13,545
Share-based compensation	6,125
Interest expense, net	9,665

Income from operations before income tax	55,837
Income tax expense	22,904

Net income	$32,933

Twelve Months Ended December 31,
(in thousands)	2013
Adjusted EBITDA (2)	$85,172
Adjustments (3)	5,996

Pre-Bonus Adjusted EBITDA (4)	$91,168

(1)

Segment operating income represents net income plus interest expense (net of interest income), income taxes, depreciation and amortization, unallocated corporate overhead, and share-based compensation expense.

(2)

Adjusted EBITDA represents net income plus interest expense (net of interest income), income taxes, depreciation and amortization, and share-based compensation expense. Management believes that adjusted EBITDA provides an effective measure of our results, as it excludes certain items that management believes are not indicative of our operating performance and considers measures used in credit facilities. Adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from operations or net income as an indicator of operating performance. Although management believes that some of the items excluded from adjusted EBITDA are not indicative of our operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income.

(3)

The amount represents the exclusions and discretionary adjustments to Adjusted EBITDA decided by the Compensation Committee for bonus calculation only. In establishing Pre-Bonus Adjusted EBITDA targets at the beginning of the year, the Compensation Committee excludes from Adjusted EBITDA, the payout of bonuses, certain other extraordinary items that were not contemplated when the targets were established and certain other items that may affect Adjusted EBITDA but that the Compensation Committee believes should be excluded for bonus purposes. At the beginning of 2013 when establishing the Bonus Plan targets, the Compensation Committee determined that it would exclude any damages paid in connection with certain class action wage and hour suits against us from the bonus calculation. The Compensation Committee also excluded amounts related to the acquisition of ShiftWise and EBITDA generated by ShiftWise from the bonus calculation.

(4)	Pre-Bonus Adjusted EBITDA represents the adjustments made to Adjusted EBITDA decided by the Compensation Committee for bonus calculation only.

AMN HEALTHCARE SERVICES, INC.  ï  2014 Proxy Statement    B-1

AMN HEALTHCARE SERVICES, INC. 12400 HIGH BLUFF DRIVE, SUITE 100 SAN DIEGO, CA 92130	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M68426-P45902	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

AMN HEALTHCARE SERVICES, INC.
The Board of Directors recommends you vote FOR the election of each of the eight director nominees listed below:
1.	Election of Directors	For	Against	Abstain
	1a. Mark G. Foletta 1b. R. Jeffrey Harris 1c. Michael M.E. Johns, M.D. 1d. Martha H. Marsh	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

2.        To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers.

3.        To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

							For ☐ ☐	Against ☐ ☐	Abstain ☐ ☐
	1e. Susan R. Salka	☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
	1f. Andrew M. Stern	☐	☐	☐
	1g. Paul E. Weaver	☐	☐	☐
	1h. Douglas D. Wheat	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report/10-K are available at www.proxyvote.com.

M68427-P45902

AMN HEALTHCARE SERVICES, INC.

Annual Meeting of Stockholders

April 23, 2014 at 8:30 AM CDT

This proxy is solicited by the Board of Directors

The undersigned, revoking all previous proxies, hereby appoints Douglas D. Wheat, Andrew M. Stern and Paul E. Weaver, or any of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of Common Stock of AMN HEALTHCARE SERVICES, INC. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 8:30 AM CDT on April 23, 2014, at the Company’s offices located at 5001 Statesman Drive, Irving, Texas 75063, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Continued and to be signed on reverse side